                                                                    EXHIBIT 99.2

                                1ST STATE BANK
                              445 S. MAIN STREET
                       BURLINGTON, NORTH CAROLINA  27215
                                (336) 227-8861

                     NOTICE OF SPECIAL MEETING OF MEMBERS

     Notice is hereby given that a Special Meeting of Members (the "Special Meeting") of 1st State Bank (the "Bank") will be held at the main office of the Bank located at 445 S. Main Street, Burlington, North Carolina, on_____________, 1999 at ____:00 __.m. Business to be taken up at the Special Meeting shall be:

     (1) To consider and vote upon a Plan of Conversion providing for the conversion of the Bank from a North Carolina-chartered mutual savings bank to a North Carolina-chartered stock savings bank (the "Converted Bank") as a wholly owned subsidiary of 1st State Bancorp, Inc., a newly organized Virginia corporation formed by the Bank for the purpose of becoming the holding company for the Converted Bank, the subsequent conversion of the Converted Bank to a North Carolina commercial bank (the "Commercial Bank") and the related transactions provided for in such plan, including the adoption of an Amended and Restated Certificate of Incorporation and Bylaws for the Converted Bank and the adoption of an Amended and Restated Certificate of Incorporation and Bylaws for the Commercial Bank, pursuant to the laws of the State of North Carolina and the Rules and Regulations administered by the Federal Deposit Insurance Corporation and the State of North Carolina.

     (2) To consider and vote upon any other matters that may lawfully come before the Special Meeting.

     Note: As of the date of mailing of this Notice of Special Meeting of Members, the Board of Directors is not aware of any other matters that may come before the Special Meeting.

     The members entitled to vote at the Special Meeting shall be those members of the Bank at the close of business on ___________, 1999, who continue as members until the Special Meeting and, should the Special Meeting be, from time to time, adjourned to a later time, until the final adjournment thereof.


                                        BY ORDER OF THE BOARD OF DIRECTORS



                                        A. Christine Baker
                                        Secretary

________________, 1999
Burlington, North Carolina


                               ________________

     YOUR BOARD OF DIRECTORS URGES YOU TO CONSIDER CAREFULLY THIS PROXY MATERIAL AND, WHETHER OR NOT YOU PLAN TO BE PRESENT IN PERSON AT THE SPECIAL MEETING, TO FILL IN, DATE, SIGN AND RETURN THE ENCLOSED PROXY CARD(S) AS SOON AS POSSIBLE TO ASSURE THAT YOUR VOTES WILL BE COUNTED. THIS WILL NOT PREVENT YOU FROM VOTING IN PERSON IF YOU ATTEND THE SPECIAL MEETING.

                                1ST STATE BANK
                              445 S. MAIN STREET
                       BURLINGTON, NORTH CAROLINA  27215
                                (336) 227-8861


                                PROXY STATEMENT

     YOUR PROXY, IN THE FORM ENCLOSED, IS SOLICITED BY THE BOARD OF DIRECTORS OF 1ST STATE BANK FOR USE AT A SPECIAL MEETING OF ITS MEMBERS TO BE HELD ON _________________, 1999 AND ANY ADJOURNMENT OF THAT MEETING, FOR THE PURPOSES SET FORTH IN THE FOREGOING NOTICE OF SPECIAL MEETING. YOUR BOARD OF DIRECTORS URGES YOU TO VOTE FOR THE PLAN OF CONVERSION.

                               SUMMARY OVERVIEW

     THE FOLLOWING SUMMARY IS QUALIFIED IN ITS ENTIRETY BY THE MORE DETAILED INFORMATION AND THE CONSOLIDATED FINANCIAL STATEMENTS AND RELATED NOTES APPEARING ELSEWHERE HEREIN OR IN THE PROSPECTUS.

THE BANK:                1st State Bank is a North Carolina-chartered mutual
                         savings bank.

THE COMPANY:             1st State Bancorp, Inc., a proposed one-bank holding
                         company.

THE COMMERCIAL BANK:     Immediately following the conversion of 1st State Bank
                         into a North Carolina-chartered stock savings bank, the Bank will convert to a North Carolina commercial banks, retaining the name "1st State Bank."

PLAN OF CONVERSION:      Pursuant to the Plan of Conversion, the Bank will
                         convert to a North Carolina-chartered stock form savings bank as a subsidiary of the Company and immediately thereafter convert to a North Carolina commercial bank. See "The Conversion" in the Prospectus.

THE OFFERINGS:           The Bank is offering a minimum of 1,275,000 shares and
                         a maximum of 1,725,000 shares of Common Stock. The maximum number of shares sold in the Offerings may be increased to up to 1,983,750 shares without a resolicitation of subscribers. The Subscription
                         Offering is expected to terminate at 12:00 noon, Eastern Time, on _____________, 1999. See "The
                         Conversion -- Stock Pricing and Number of Shares to be
                         Issued" in the Prospectus. The Community Offering or any Syndicated Community Offering may be commenced at any time during the Subscription Offering and, if commenced, must be completed within 45 days after the close of the Subscription Offering, or ______________, 1999, unless extended by the Bank and the Company with regulatory approval.

PURCHASE PRICE:          The shares of Common Stock are being offered at a
                         purchase price of $20.00 per share.

PLAN OF DISTRIBUTION:    Subject to the limitations and restrictions described
                         herein, shares of Common Stock are being offered in the Subscription Offering in descending order of priority to (i) Eligible Account Holders (depositors as of
                         December 31, 1994 with $50.00 or more on deposit in the Bank on that date); (ii) the ESOP; (iii) Supplemental
                         Eligible Account Holders (depositors with $50.00 or more on deposit in the Bank on ________________, 1998, the last day of the calendar quarter preceding approval of the Plan by the Administrator); and (iv) Other
                         Members (other members entitled to vote at the Special
                         Meeting). The Company also may offer shares of Common
                         Stock not subscribed for in the Subscription Offering, if any, for sale in a Community Offering and, if necessary, in the Syndicated Community Offering.

PURCHASE LIMITATIONS:    The Plan sets forth various purchase limitations.
                         Generally, except for the Employee Stock Ownership Plan
                         ("ESOP"), which intends to purchase 8% of the total number of shares of Common Stock issued in the Stock
                         Conversion, no Eligible Account Holder, Supplemental
                         Eligible Account Holder or Other Member, including individuals on a join account, in their capacity as such, may subscribe for more than 50,000 shares, or $1,000,000, of Common Stock in the Subscription
                         Offering. No person, including associates of and persons acting in concert with such person, may purchase in the Community Offering more than 50,000 shares, or $1,000,000, of Common Stock. No person or entity, together with associates or persons acting in concert, may purchase more than 50,000 shares, or $1,000,000, of the Common Stock in the Stock
                         Conversion. The minimum purchase is 25 shares. See "The
                         Conversion -- Subscription Rights," "--Community
                         Offering" and "-- Limitations on Purchases of Shares" in the Prospectus.

INDEPENDENT VALUATION:   The shares of Common Stock to be issued in the Offering
                         will be issued at an aggregate purchase price which is determined in accordance with an independent appraisal prepared by Ferguson & Company. See "The Conversion --
                         Stock Pricing and Number of Shares to be Issued" in the Prospectus.

USE OF PROCEEDS:         The Company will purchase the capital stock of the Bank
                         in exchange for 50% of the net proceeds. The Company intends to use a portion of the net proceeds retained by it to make a loan directly to the ESOP to enable the ESOP to purchase Common Stock. The remaining net proceeds retained by the Company initially will be invested in short-term and intermediate-term securities. Funds received by the Bank from the Company's purchase of its capital stock will become part of the Converted Bank's (or Commercial Bank's) general corporate funds to be used for its business activities. See "Use of Proceeds" in the Prospectus.

MARKET FOR COMMON STOCK:      The Company has received conditional approval to
                              have its Common Stock listed on the Nasdaq
                              National Market under the symbol "________." See
                              "Market for the Common Stock" in the Prospectus.

RISK FACTORS:                 See "Risk Factors" in the Prospectus for a
                              discussion of certain factors that should be considered by prospective investors.

BENEFITS OF CONVERSION
TO MANAGEMENT:                The Company's directors and executive officers
                              will receive certain additional benefits as a result of the Conversion. See "Management of the Bank -- Potential Future Stock Benefit Plans" in the Prospectus.

BOARD OF DIRECTOR'S
RECOMMENDATION:               The Board of Directors unanimously recommends that
                              depositors entitled to vote on the Plan vote "FOR" the Plan. THE BOARD MAKES NO RECOMMENDATIONS
                              REGARDING THE SUITABILITY OF INVESTMENT IN THE
                              COMMON STOCK.


                         PURPOSE OF MEETING -- SUMMARY

     A Special Meeting of Members (the "Special Meeting") of 1st State Bank (the "Bank") will be held at the main office of the Bank located at 445 S. Main Street, Burlington, North Carolina on _____________, ___________, 1999, at ____:00 __.m., Eastern Time, for the purpose of considering and voting upon a Plan of Conversion (the "Plan"), which was unanimously adopted by the Bank's Board of Directors and which, if approved by a majority of the total votes eligible to be cast by the members, will permit the Bank to convert from a North Carolina-chartered mutual savings bank to a North Carolina-chartered stock savings bank (the "Converted Bank") as a wholly owned subsidiary of 1st State Bank (the "Company"), a Virginia corporation formed by the Bank for the purpose of becoming the holding company for the Bank. Immediately thereafter, the Converted Bank will convert from a North Carolina-chartered stock savings bank to a North Carolina-chartered commercial bank, retaining the name "1st State Bank" (the "Commercial Bank"). The conversion of the Bank to the Converted Bank and the acquisition of control of the Converted Bank by the Company are collectively referred to herein as the "Stock Conversion;" the conversion of the Converted Bank to the Commercial Bank is referred to herein as the "Bank Conversion;" the Stock Conversion and the Bank Conversion are referred to
collectively herein as the "Conversion."   The Conversion is contingent upon the
members' approval of the Plan at the Special Meeting or any adjournment thereof.

     The Plan provides in part that after receiving final authorization from the Administrator, Savings Institutions Division, North Carolina Department of Commerce (the "Administrator"), the Company will offer for sale shares of its common stock, par value $.01 per share (the "Common Stock"), through the issuance of nontransferable subscription rights, first to depositors as of December 31, 1994 with $50.00 or more on deposit in the Bank on that date ("Eligible Account Holders"), second to the Company's Employee Stock Ownership Plan (the "ESOP") (a tax-qualified employee stock benefit plan of the Company, as defined in the Plan), third to depositors with $50.00 or more on deposit in the Bank on ________________, 1998, the last day of the calendar quarter preceding approval of the Plan by the Administrator ("Supplemental Eligible Account Holders"), and fourth to other members entitled to vote at the Special Meeting ("Other Members") (the "Subscription Offering"). Subscription rights received in any of the foregoing categories will be subordinated to the subscription rights of those in a prior category. In the event the Subscription Offering is fully subscribed through sales to Eligible Account Holders, Supplemental Eligible Account Holders and Other Members will be unable to acquire Common Stock in the Stock Conversion. The Company may offer any shares remaining after the Subscription Offering to certain members of the general public in a community offering (the

"Community Offering"). In the Community Offering, preference will be given to natural persons and trusts of natural persons who are permanent residents of Alamance County, North Carolina (the "Local Community"). Any shares of Common Stock not purchased in the Subscription and Community Offerings may be sold as part of a community offering on a best efforts basis by a selling group of selected broker-dealers to be managed by Trident Securities, Inc. (the "Syndicated Community Offering"). The aggregate price of the Common Stock to be issued by the Company under the Plan is currently estimated to be between $25,500,000 and $34,500,000, subject to adjustment, as determined by an independent appraisal of the Bank's estimated pro forma market value as converted and as a wholly owned subsidiary of the Company. See "The Conversion-- Stock Pricing and Number of Shares to be Issued" in the accompanying Prospectus.

     Adoption of the proposed Amended and Restated Certificate of Incorporation and Bylaws of the Converted Bank and the proposed Amended and Restated Certificate of Incorporation and Bylaws of the Commercial Bank is an integral part of the Plan. Copies of the Plan and the proposed Amended and Restated Certificate of Incorporation and Bylaws for the Converted Bank and the proposed Amended and Restated Certificate of Incorporation and Bylaws of the Commercial Bank are attached to this Proxy Statement as exhibits. These documents provide, among other things, for the termination of voting rights of members and their rights to receive any surplus remaining in the event of liquidation of the Bank. These rights, except for the rights of Eligible Account Holders and Supplemental Eligible Account Holders in the liquidation account established for their benefit upon completion of the Stock Conversion, will vest exclusively in the Company as the sole holder of the Converted Bank's or Commercial Bank's outstanding capital stock. For further information, see "The Conversion -- Effect of Conversion to Stock Form on Depositors and Borrowers of the Bank" in the accompanying Prospectus.

     Pursuant to the Plan, we will establish a charitable foundation, 1st State Bank Foundation, Inc., in connection with the Stock Conversion. The Foundation will be dedicated to charitable and educational purposes within our market area. We will contribute up to 150,000 shares of common stock to fund the Foundation. The contribution of common stock to the Foundation will dilute the interests of stockholders and will materially reduce our earnings during the fiscal year ending September 30, 1999, the year in which the Foundation will be established.

     The purpose of the Foundation is to provide funding to support charitable causes and community development activities. In recent years, we have emphasized community lending and development activities within the communities that we serve. We are forming the Foundation as a complement to our existing community reinvestment act activities and not as a replacement for those activities. We further believe that the funding of the Foundation with our common stock is a means of enabling the communities we serve to share in our growth and success long after the completion of the Conversion. The Foundation will accomplish that goal by providing for continued ties between the Foundation and Bank, thereby forming a partnership with our community. The establishment of the Foundation also will enable us to develop a unified charitable donation strategy and will centralize the responsibility for administration and allocation of corporate charitable funds.

     The Foundation will be a private foundation under the Internal Revenue Code of 1986, as amended (the "Code"). As a tax-exempt private foundation, the Foundation will be required to distribute annually in grants or donations at least 5% of its net investment assets. The Foundation will be dedicated to the promotion of charitable and educational purposes within the Bank's market area, including, but not limited to, providing grants or donations to support housing assistance, not-for-profit medical facilities, community groups and other types of organizations or projects.

     The Foundation initially will be funded with 150,000 shares of Common Stock which will have a value of $3,000,000 based upon the initial offering price of the Common Stock of $20.00 per share in the Offering. Future contributions to the Foundation may be made either in cash or Common Stock. The amount of such future contributions, if any, will be determined based on, among other factors, an assessment of the Company's then current financial condition, operations and prospects and of the need for charitable donations in the Company's market area. Any such additional contribution swill reduce earnings and may have a material impact on the Company's earnings for such quarter and for the year. The Company does not anticipate making any contributions to the Foundation that will not be tax deductible.

     We believe that an organization created for the above purposes will qualify as a 501(c)(3) exempt organization under the Code, and will be classified as a private foundation rather than a public charity. A private foundation typically receives its support from one person or one corporation whereas a public charity receives its support from the public. The Foundation will submit a request to the IRS to be recognized as an exempt organization after approval of the Foundation by the Bank's members at the Special Meeting. So long as the Foundation files its application for tax-exempt status within 15 months from the date of its organization, and provided the IRS approves the application, the effective date of the Foundation's status as a Section 501(c)(3) organization will be the date of its organization.

     Establishment of the Foundation is subject to the following conditions imposed by the FDIC: (i) the Foundation will be subject to examination by the FDIC at the Foundation's own expense; (ii) the Foundation must comply with supervisory directives imposed by the FDIC; (iii) the Foundation will operate in accordance with written policies adopted by its board of directors, including a conflict of interest policy; (iv) unless required by another condition imposed by the FDIC, the Foundation will not engage in self-dealing and will comply with all laws necessary to maintain its tax-exempt status; and (v) any shares of Common Stock of the Company held by the Foundation must be voted in the same ratio as all other shares of the Company's Common Stock on all proposals considered by stockholders of the Company.

                   RECOMMENDATION OF THE BOARD OF DIRECTORS

     THE BOARD OF DIRECTORS OF THE BANK UNANIMOUSLY RECOMMENDS THAT YOU VOTE "FOR" APPROVAL OF THE PLAN OF CONVERSION. VOTING IN FAVOR OF THE PLAN OF CONVERSION WILL NOT OBLIGATE ANY PERSON TO PURCHASE STOCK.

     The Conversion will be accomplished through adoption of an Amended and Restated Certificate of Incorporation and Bylaws to authorize the issuance of capital stock by the Bank to the Company. Immediately following consummation of the Stock Conversion, the Company, as the sole stockholder of the Converted Bank, shall approve the Bank Conversion, and the Converted Bank shall take such actions as may be necessary to consummate the Bank Conversion. Under the Plan, 1,725,000 shares of the Common Stock, subject to adjustment, are being offered for sale by the Company. Upon completion of the Stock Conversion, the Converted Bank will issue all of its newly issued shares of capital stock to the Company in exchange for at least 50% of the net proceeds of the Stock Conversion, after deducting the cost of the ESOP loan. None of the Bank's assets will be distributed in order to effect the Conversion other than to pay expenses incident thereto.

     The net proceeds from the sale of Common Stock in the Stock Conversion will substantially increase the Bank's capital, which will increase the amount of funds available for lending and investment, and support current operations and the continued growth of the Bank's business. The holding company structure will provide greater flexibility than the Bank alone would have for diversification of business activities and expansion. Management believes that this increased capital and operating flexibility will enable the Bank to compete more effectively with other types of financial service organizations. Management also believes that the Conversion will enhance the future access of the Company and the Converted Bank and the Commercial Bank to the capital markets and will afford depositors and others the opportunity to become stockholders of the Company and thereby participate in any future growth of the Converted Bank and the Commercial Bank.

     The Bank Conversion shall be deemed to occur and shall be effective upon completion of all actions necessary or appropriate under applicable North Carolina statutes and regulations and the policies and regulations of the State Banking Commission of North Carolina to complete the conversion of the Converted Bank to a North Carolina commercial bank, including without limitation the approval of the Bank Conversion by the Company, as the sole stockholder of the Converted Bank. Upon completion of all such actions, the Converted Bank will be and become the

Commercial Bank. The Bank Conversion shall be consummated immediately following the consummation of the Stock Conversion.

                            1ST STATE BANCORP, INC.

     1st State Bancorp, Inc, was formed in November 1998 as a Virginia corporation to be the holding company for the Bank following the Conversion. The Company is not an operating company and has not engaged in any significant business to date. The holding company structure will provide greater flexibility in terms of operations, expansion and diversification. See "The Conversion -- Business Purposes" in the accompanying Prospectus.

     The Company's executive offices are located at 445 S. Main Street, Burlington, North Carolina 27215, and its main telephone number is (336) 227-8861.

                                1ST STATE BANK

     Founded in 1914, the Bank is a community and customer oriented North Carolina-chartered savings bank headquartered in Burlington, North Carolina. The Bank has five full service branch offices located in north central North Carolina on the Interstate 85 corridor between the Piedmont Triad and Research Triangle. Its primary market area consists of Alamance County, North Carolina.

     The Bank's business consists principally of attracting deposits from the general public and investing these funds in loans secured by single-family residential and commercial real estate, secured and unsecured commercial loans and consumer loans. Its profitability depends primarily on its net interest income, which is the difference between the income received on its loan and investment securities portfolios and its cost of funds, which consists of interest paid on deposits and borrowed funds. The Bank also earns income from miscellaneous fees related to loans and deposits, mortgage banking income and commissions from sales of annuities and mutual funds. At September 30, 1998, the Bank had total assets of $288.2 million, deposits of $235.7 million and total net worth of $26.0 million.

     After completion of the Bank Conversion, the Commercial Bank will be a North Carolina-chartered commercial bank, and will retain the Bank's current name "1st State Bank." The Commercial Bank intends to continue to follow the Bank's same business strategies and will be subject to the regulation and supervision of the FDIC and the Commission. See "The Conversion -- Business Purposes" in the accompanying Prospectus.

     The Bank's executive offices are located at 445 S. Main Street, Burlington, North Carolina 27215, and its main telephone number is (336) 227-8861.

     Upon consummation of the Bank Conversion, the Commercial Bank will succeed to all of the assets and liabilities of the Converted Bank (which, pursuant to the Stock Conversion will have succeeded to all of the assets and liabilities of the Bank). Following the Conversion, management intends to continue to follow the Bank's current strategy of seeking growth opportunities through increasing its portfolio of commercial real estate, commercial business and consumer loans while continuing to pursue single-family residential mortgage loan origination and mortgage banking activities.

     The deposits of the Commercial Bank will continue to be insured by the SAIF of the FDIC, and, as such, the Commercial Bank will continue to be subject to regulation and supervision by the FDIC. The Commercial Bank will not be subject to regulation and supervision by the Administrator. Rather, the primary regulator of the Commercial Bank will be the Commission. In addition, the Commercial Bank will remain a member of the FHLB of Atlanta.

             INFORMATION RELATING TO VOTING AT THE SPECIAL MEETING

     The Board of Directors of the Bank has fixed the close of business on _________________, 1999 as the record date (the "Voting Record Date") for the determination of members entitled to notice of and to vote at the Special Meeting. All holders of the Bank's deposit or other authorized accounts and borrowers are members of the Bank under its current mutual certificate of incorporation. All members of record as of the close of business on the Voting Record Date who continue as such until the date of the Special Meeting will be entitled to vote at the Special Meeting or any adjournment thereof.

     Each depositor member will be entitled at the Special Meeting to cast one vote for each $100, or fraction thereof, of the aggregate withdrawal value of all of his savings accounts in the Bank as of the Voting Record Date. Borrower members will be entitled to one vote at the Special Meeting in addition to any votes such borrower member may have as a result of being a depositor in the Bank. No member may cast more than 1,000 votes.

     Approval of the Plan to be presented at the Special Meeting will require the affirmative vote of at least a majority of the total outstanding votes of the Bank's members eligible to be cast at the Special Meeting. As of the Voting Record Date for the Special Meeting, there were approximately __________________ votes eligible to be cast, of which ________________ votes constitute a majority.

     Members may vote at the Special Meeting or any adjournment thereof in person or by proxy. All properly executed proxies received by the Bank will be voted in accordance with the instructions indicated thereon by the members giving such proxies. If no contrary instructions are given, such proxies will be voted in favor of the Plan of Conversion described herein. If any other matters are properly presented before the Special Meeting and may properly be voted upon, the proxies solicited hereby will be voted on such matters by the proxy holders named therein as directed by the Board of Directors of the Bank. Valid, previously executed general proxies, which typically are obtained from members when they open their accounts at the Bank, will not be used to vote for approval of the Plan of Conversion, even if the respective members do not execute another proxy or attend the Special Meeting and vote in person. Any member giving a proxy will have the right to revoke his or her proxy at any time before it is voted by delivering written notice or a duly executed proxy bearing a later date to the Secretary of the Bank, provided that such written notice is received by the Secretary prior to the Special Meeting or any adjournment thereof, or by attending the Special Meeting and voting in person.

     FAILURE TO RETURN AN EXECUTED PROXY FOR THE SPECIAL MEETING OR TO ATTEND THE SPECIAL MEETING AND VOTE IN PERSON WOULD HAVE THE SAME EFFECT AS VOTING AGAINST THE CONVERSION.

     Proxies may be solicited by officers, directors or other employees of the Bank, in person, by telephone or through other forms of communication. Such persons will be reimbursed by the Bank only for their expenses incurred in connection with such solicitation.

     The proxies solicited hereby will be used only at the Special Meeting and at any adjournment thereof; they will not be used at any other meeting.

                       DESCRIPTION OF PLAN OF CONVERSION

     THE BOARD OF DIRECTORS OF THE BANK AND THE ADMINISTRATOR HAVE APPROVED THE PLAN, SUBJECT TO THE PLAN'S APPROVAL BY THE MEMBERS OF THE BANK ENTITLED TO VOTE ON THE MATTER AND SUBJECT TO THE SATISFACTION OF CERTAIN OTHER CONDITIONS. SUCH APPROVAL BY THE ADMINISTRATOR, HOWEVER, DOES NOT CONSTITUTE A RECOMMENDATION OR ENDORSEMENT OF THE PLAN.

EFFECT OF CONVERSION TO STOCK FORM ON DEPOSITORS AND BORROWERS OF THE BANK

     General. Each depositor in a mutual savings institution such as the Bank has both a deposit account and a pro rata ownership interest in the retained earnings of that institution based upon the balance in his or her deposit account. However, this ownership interest is tied to the depositor's account and has no tangible market value separate from such deposit account. Any other depositor who opens a deposit account obtains a pro rata interest in the retained earnings of the institution without any additional payment beyond the amount of the deposit. A depositor who reduces or closes his or her account receives a portion or all of the balance in the account but nothing for his or her ownership interest, which is lost to the extent that the balance in the account is reduced.

     Consequently, depositors normally do not have a way to realize the value of their ownership, which has realizable value only in the unlikely event that the mutual institution is liquidated. In such event, the depositors of record at that time, as owners, would share pro rata in any residual retained earnings after other claims are paid.

     Upon consummation of the Stock Conversion, permanent nonwithdrawable capital stock will be created to represent the ownership of the institution.
The stock is separate and apart from deposit accounts and is not and cannot be insured by the FDIC. Transferable certificates will be issued to evidence ownership of the stock, which will enable the stock to be sold or traded, if a purchaser is available, with no effect on any account held in the Bank. Under the Plan, all of the capital stock of the Converted Bank will be acquired by the Company in exchange for a portion of the net proceeds from the sale of the common stock in the Stock Conversion. The common stock will represent an ownership interest in the Company and will be issued upon consummation of the Stock Conversion to persons who elect to participate in the Stock Conversion by purchasing the shares being offered.

     Continuity. During the Conversion process, our normal business of accepting deposits and making loans will continue without interruption. The Converted Bank will continue to be subject to regulation by the Administrator and the FDIC, and the Commercial Bank will be subject to regulation by the Commissioner and the FDIC following the Bank Conversion, and FDIC insurance of accounts will continue without interruption. After the Conversion, the Commercial Bank will continue to provide services for depositors and borrowers under current policies and by present management and staff.

     The Board of Directors serving the Bank at the time of the Conversion will serve as the Board of Directors of the Commercial Bank after the Conversion.
The Board of Directors of the Company will consist of the individuals currently serving on the Board of Directors of the Bank. All of our officers at the time of the Conversion will retain their positions with the Commercial Bank after the Conversion.

     Voting Rights. Upon the completion of the Conversion, depositor and borrower members as such will have no voting rights in the Converted Bank, the Commercial Bank or the Company and, therefore, will not be able to elect directors of the Converted Bank, the Commercial Bank or the Company or to control their affairs. Currently these rights are accorded to our depositors. Subsequent to the Stock Conversion, voting rights will be vested exclusively in the stockholders of the Company. Each holder of common stock shall be entitled to vote on any matter to be considered by the stockholders of the Company, subject to the provisions of the Company's Articles of Incorporation.

     Deposit Accounts and Loans. OUR DEPOSIT ACCOUNTS, THE BALANCES OF INDIVIDUAL ACCOUNTS AND EXISTING FEDERAL DEPOSIT INSURANCE COVERAGE WILL NOT BE AFFECTED BY THE CONVERSION. Furthermore, the Conversion will not affect the loan accounts, the balances of these accounts and the obligations of the borrowers under their individual contractual arrangements with us.

     Tax Effects. We have received an opinion from our special counsel, Housley Kantarian & Bronstein, P.C., Washington, D.C., as to the material federal income tax consequences of the Conversion to the Bank and the Converted Bank, and as to the generally applicable material federal income tax consequences of the Conversion to our account holders and to persons who purchase common stock in the Stock Conversion. The opinion provides that the Conversion will constitute one or more reorganizations for federal income tax purposes under Section 368(a)(1)(F) of the Internal Revenue Code. Among other things, the opinion also provides that: (i) no gain or loss will be recognized by us in our mutual or stock form by reason of the Stock Conversion; (ii) no gain or loss will be recognized by our account holders upon the issuance to them of accounts in the Converted Bank in stock form immediately after the Stock Conversion, in the same dollar amounts and on the same terms and conditions as their accounts with us immediately prior to the Stock Conversion; (iii) the tax basis of each account holder's interest in the liquidation account will be equal to the value, if any, of that interest; (iv) the tax basis of the common stock purchased in the Stock Conversion will be equal to the amount paid therefor increased, in the case of common stock acquired pursuant to the exercise of subscription rights, by the fair market value, if any, of the subscription rights exercised; (v) the holding period for the common stock purchased in the Stock Conversion will commence upon the exercise of such holder's subscription rights and otherwise on the day following the date of such purchase; (vi) gain or loss will be recognized to account holders upon the receipt of liquidation rights or the receipt or exercise of subscription rights in the Stock Conversion, to the extent such liquidation rights and subscription rights are deemed to have value, as discussed below; and (vii) as a result of Public Law 104-188, we and our successors (including the Converted Bank) will be required to recapture the applicable excess reserves into gross income ratably over a six taxable year period. The applicable excess reserves are the excess, if any, of (1) the balance of our reserves as of the close of our last taxable year beginning before January 1, 1996, over (2) the greater of the balance of (a) our pre-1988 reserves, or (b) what our reserves would have been at the close of our last taxable year beginning before January 1, 1996, had we always used the experience method (the six-year average method).

     The opinion of Housley Kantarian & Bronstein, P.C. is based in part upon, and subject to the continuing validity in all material respects through the date of the Conversion of, our various representations and upon certain assumptions and qualifications, including that the Conversion is consummated in the manner and according to the terms provided in the Plan. Such opinion is also based upon the Internal Revenue Code, regulations now in effect or proposed thereunder, current administrative rulings and practice and judicial authority, all of which are subject to change and such change may be made with retroactive effect. Unlike private letter rulings received from the IRS, an opinion is not binding upon the IRS and there can be no assurance that the IRS will not take a position contrary to the positions reflected in such opinion, or that such opinion will be upheld by the courts if challenged by the IRS.

     Housley Kantarian & Bronstein, P.C. has advised us that an interest in a liquidation account has been treated by the IRS, in a series of private letter rulings which do not constitute formal precedent, as having nominal, if any, fair market value and therefore it is likely that the interests in the liquidation account established by us as part of the Stock Conversion will similarly be treated as having nominal, if any, fair market value. Accordingly, it is likely that our depositors who receive an interest in such liquidation account established by us pursuant to the Stock Conversion will not recognize any gain or loss upon such receipt.

     Housley Kantarian & Bronstein, P.C. has further advised us that the federal income tax treatment of the receipt of subscription rights pursuant to the Stock Conversion is uncertain, and recent private letter rulings issued by the IRS have been in conflict. For instance, the IRS adopted the position in one private ruling that subscription rights will be deemed to have been received to the extent of the minimum pro rata distribution of such rights, together with the rights actually exercised in excess of such pro rata distribution, and with gain recognized to the extent of the combined fair market value of the pro rata distribution of subscription rights plus the subscription rights actually exercised. Persons who do not exercise their subscription rights under this analysis would recognize gain upon receipt of rights equal to the fair market value of such rights, regardless of exercise, and would recognize a corresponding loss upon the expiration of unexercised rights that may be available to offset the previously recognized gain. Under another IRS private ruling, subscription rights were deemed to have been received only to the extent actually exercised. This private ruling required that gain be recognized only if the holder of such rights exercised such rights, and that no loss be recognized if such rights were allowed to expire unexercised. There is no authority that clearly resolves this conflict among these private rulings, which may not be relied upon for precedential effect. However, based upon express provisions of the Internal Revenue Code and in the absence of contrary authoritative guidance, Housley Kantarian & Bronstein, P.C. has provided in its opinion that gain will be recognized upon the receipt rather than the exercise of subscription rights. Further, also based upon a published IRS ruling and consistent with recognition of gain upon receipt rather than exercise of the subscription rights, Housley Kantarian & Bronstein, P.C. has provided in its opinion that the subsequent exercise of the subscription rights will not give rise to gain or loss. Regardless of the position eventually adopted by the IRS, the tax consequences of the receipt of the subscription rights will depend, in part, upon their valuation for federal income tax purposes.

     If the subscription rights are deemed to have a fair market value, the receipt of such rights will be taxable to you if you exercise your subscription rights, even though you would have received no cash from which to pay taxes on such taxable income. We could also recognize a gain on the distribution of such subscription rights in an amount equal to their aggregate value. In the opinion of Ferguson, whose opinion is not binding upon the IRS, the subscription rights do not have any value, based on the fact that such rights are acquired by the recipients without cost, are non-transferable and of short duration and afford the recipients the right only to purchase shares of the common stock at a price equal to its estimated fair market value, which will be the same price as the price paid by purchasers in the Community Offering for unsubscribed shares of common stock. We encourage you to consult with your own tax advisors as to the tax consequences in the event that the subscription rights are deemed to have a fair market value. Because the fair market value, if any, of the subscription rights issued in the Stock Conversion depends primarily upon the existence of certain facts rather than the resolution of legal issues, Housley Kantarian & Bronstein, P.C., has neither adopted the opinion of Ferguson as its own nor incorporated such opinion in its opinion issued in connection with Conversion.

     We have also obtained an opinion from KPMG Peat Marwick LLP to the effect that the tax effects of the Conversion under North Carolina tax laws will be substantially the same as described above with respect to federal income tax laws.

     THE FEDERAL AND STATE INCOME TAX DISCUSSION SET FORTH ABOVE DOES NOT PURPORT TO CONSIDER ALL ASPECTS OF FEDERAL AND STATE INCOME TAXATION WHICH MAY BE RELEVANT TO EACH ELIGIBLE ACCOUNT HOLDER, SUPPLEMENTAL ELIGIBLE ACCOUNT HOLDER AND OTHER MEMBER ENTITLED TO SPECIAL TREATMENT UNDER THE INTERNAL REVENUE CODE, SUCH AS TRUSTS, INDIVIDUAL RETIREMENT ACCOUNTS, OTHER EMPLOYEE BENEFIT PLANS, INSURANCE COMPANIES AND ELIGIBLE ACCOUNT HOLDERS, SUPPLEMENTAL ELIGIBLE ACCOUNT HOLDERS AND OTHER MEMBERS WHO ARE NOT CITIZENS OR RESIDENTS OF THE UNITED STATES. DUE TO THE INDIVIDUAL NATURE OF TAX CONSEQUENCES, YOU ARE URGED TO CONSULT YOUR OWN TAX AND FINANCIAL ADVISOR AS TO THE EFFECT OF SUCH FEDERAL AND STATE INCOME TAX CONSEQUENCES ON YOUR OWN PARTICULAR FACTS AND CIRCUMSTANCES, INCLUDING THE RECEIPT AND EXERCISE OF SUBSCRIPTION RIGHTS, AND ALSO AS TO ANY OTHER TAX CONSEQUENCES ARISING OUT OF THE CONVERSION.

     Liquidation Account. In the unlikely event of our complete liquidation in our present mutual form, each holder of a deposit account in the Bank would receive his pro rata share of any of our assets remaining after payment of claims of all creditors (including the claims of all depositors to the withdrawal value of their accounts). His pro rata share of such remaining assets would be the same proportion of such assets as the value of his deposit account was to the total of the value of all deposit accounts in the Bank at the time of liquidation.

     After the Stock Conversion, each deposit account holder on a complete liquidation would have a claim of the same general priority as the claims of all other general creditors of the Bank. Therefore, except as described below, his claim would be solely in the amount of the balance in his deposit account plus accrued interest. He would have no interest in the value of the Bank above that amount.

     The Plan provides for the establishment, upon the completion of the Stock Conversion, of a special "liquidation account" for the benefit of Eligible Account Holders and Supplemental Eligible Account Holders in an amount equal to our net worth as of the date of our latest statement of financial condition contained in the prospectus to be used in connection with the Stock Conversion. Each Eligible Account Holder (a person with a deposit account in the Bank on December 31, 1994) and each Supplemental Eligible Account Holder (a person with a qualifying deposit in the Bank on _________, 1998) would be entitled, on a complete liquidation of the Converted Bank after completion of the Stock Conversion, to an interest in the liquidation account. Each Eligible Account Holder would have an initial interest in such liquidation account for each deposit account held in the Bank on December 31, 1994 and each Supplemental Eligible Account Holder would have an initial interest in such liquidation account for each qualifying deposit held in the Bank on __________, 1998. The interest as to each qualifying deposit account would be in the same proportion of the total liquidation account as the balance of such qualifying deposit account was to the balance in all deposit accounts of Eligible Account Holders and Supplemental Eligible Account Holders on such date. However, if the amount in the qualifying deposit account on any annual closing date (September 30) of the Bank subsequent to the relevant eligibility date is less than the amount in such account on the relevant eligibility date, or any subsequent closing date, then the Eligible Account Holder's or Supplemental Eligible Account Holder's interest in the liquidation account would be reduced from time to time by an amount proportionate to any such reductions, and such interest would cease to exist if he ceases to maintain an account at the Converted Bank that has the same Social Security number as appeared on his account(s) at the relevant eligibility date. The interest in the liquidation account would never be increased, notwithstanding any increase in the related deposit account after the Stock Conversion.

     Any assets remaining after the above liquidation rights of Eligible Account Holders and Supplemental Eligible Account Holders were satisfied would be distributed to stockholders at that time.

     The Bank Conversion shall not be deemed to be a complete liquidation of the Converted Bank for purposes of the distribution of the liquidation account.
Upon consummation of the Bank Conversion, the liquidation account, and all rights and obligations of the Converted Bank in connection therewith, shall be continued.

     A merger, consolidation, sale of bulk assets or similar combination or transaction with an FDIC-insured institution in which we are not the surviving insured institution would not be considered to be a "liquidation" under which distribution of the liquidation account could be made. In such a transaction, the liquidation account would be assumed by the surviving institution.

     The creation and maintenance of the liquidation account will not restrict the use or application of any of our capital accounts, except that we may not declare or pay a cash dividend on, or repurchase any of, our capital stock if the effect of such dividend or repurchase would be to cause our retained earnings to be reduced below the aggregate amount then required for the liquidation account.

CONDITIONS AND TERMINATION

     Completion of the Conversion requires the approval of the Plan by the affirmative vote of not less than a majority of the total outstanding votes of our members and the sale of all shares of the common stock within 12 months following approval of the Plan by the members. Such time period may be extended an additional 12 months by an amendment to the Plan. If these conditions are not satisfied, the Plan will be terminated, and we will continue our business in the mutual form of organization. The Board of Directors may terminate the Plan at any time prior to the Special Meeting and, with the approval of the FDIC and the Administrator, at any time after the Special Meeting.

OTHER

     All statements made in this Proxy Statement are hereby qualified by the contents of the Plan which is attached hereto as Exhibit I and should be consulted for further information. In addition, attention is directed to the section entitled "The Conversion" in the accompanying Prospectus for a more detailed discussion of various aspects of the Plan. Adoption of the Plan by the Bank's members shall be deemed approval of the authority of the Board of Directors to amend or terminate the Plan in accordance with its terms.

         AMENDED AND RESTATED CERTIFICATE OF INCORPORATION AND BYLAWS

     The following is a summary of certain provisions of the Amended and Restated Certificate of Incorporation and Bylaws which will become effective upon the conversion of the Bank into a North Carolina-chartered stock savings bank and the Amended and Restated Certificate of Incorporation and Bylaws which will become effective upon the conversion of the Converted Bank into a North Carolina commercial bank. Complete copies of the Amended and Restated Certificate of Incorporation and Bylaws of the Converted Bank and the Amended and Restated Certificate of Incorporation and Bylaws of the Commercial Bank are attached as Exhibits A, B, C and D, respectively, to the Plan, which is attached as Exhibit I to this Proxy Statement.

     The Converted Bank will be authorized to issue 5,000,000 shares of common stock and 1,000,000 shares of preferred stock with a par value of $1.00 per share and the Commercial Bank will be authorized to issue 10,000,000 shares of common stock with a par value of $10.00 per share. Neither the Converted Bank's common stock or preferred stock nor the Commercial Bank's common stock will be insured by the FDIC. All of the Converted Bank's and, following the Bank Conversion, the Commercial Bank's outstanding common stock will be owned by the Company. Accordingly, exclusive voting rights with respect to the affairs of the Bank after the Conversion will be vested in the Board of Directors of the Company.

     The Converted Bank's Amended and Restated Certificate of Incorporation will provide that the number of Directors shall be fixed in the Converted Bank's Bylaws. The proposed Bylaws provide that the number of the Converted Bank's directors shall be eight. Directors will serve for one-year terms.

     The Amended and Restated Certificate of Incorporation of the Commercial Bank will provide that the number of Directors shall be eight, which number may be increased or decreased pursuant to the By-laws of the Commercial Bank but that the number of directors shall never be less than the minimum required under North Carolina law. The Commercial Bank's proposed Bylaws provide that a majority of the entire board of directors may alter the number of directors within the permissible range. Directors of the Commercial Bank will serve for terms of one year.

     In addition to the common stock, the Converted Bank will be authorized to issue 1,000,000 shares of serial preferred stock, par value $1.00 per share. The Board of Directors will be permitted, without further stockholder approval, to authorize the issuance of preferred stock in series and to fix the voting powers, designations, preferences and relative, participating, optional, conversion and other special rights of the shares of each series of the preferred stock and the qualifications, limitations and restrictions thereof. Preferred stock may rank prior to common stock in dividend rights, liquidation preferences, or both, and may have voting rights.

     The Amended and Restated Certificate of Incorporation of the Commercial Bank does not provide authorization for the issuance of preferred stock. In order for the Commercial Bank to issue preferred stock, an amendment to the Amended and Restated Certificate of Incorporation that sets forth the terms, rights and preferences of a class of preferred stock must be proposed by the Board of Directors and approved by the North Carolina Commissioner of Banks and by the Company as the sole stockholder of the Commercial Bank.

     The Converted Bank's and the Commercial Bank's Bylaws will provide for indemnification of any individual who is or was a director, officer, employee or agent of the Converted Bank or Commercial Bank in any proceeding in which the individual is made a party as a result of his service in such capacity, to the fullest extent permitted under North Carolina law. Generally, under the North Carolina General Corporation Law, which will be applicable to the Converted Bank and the Commercial Bank, directors, officers, agents and employees of the Converted Bank and the Commercial Bank may be indemnified in the defense of a proceeding if they are successful, on the merits or otherwise, and in other circumstances if: (i) the individual conducted himself in good faith; (ii) the individual reasonably believed (a) in the case of conduct in his official capacity with the corporation, that his conduct was in its best interests; and
(b) in all other cases, that his conduct was at least not opposed to its best interests; and (iii) in the case of any criminal proceeding, he had no reasonable cause to believe his conduct was unlawful. Additionally, an individual may not be indemnified with respect to: (i) any proceeding by or in the right of the Converted Bank or the Commercial Bank in which the individual shall have been adjudged to be liable to the Converted Bank or the Commercial Bank, or (ii) in connection with any other proceeding charging improper personal benefit, whether or not involving action in an official capacity, in which the individual was adjudged liable on the basis that an improper personal benefit was received.

                              HOW TO ORDER STOCK

     The accompanying Prospectus contains information about the business and financial condition of the Bank and additional information about the Conversion and the Subscription Offering and the Community Offering. You are not obligated to subscribe for stock, and voting to approve the Conversion will not obligate you to subscribe for stock.

     All Subscription Rights are nontransferable and will expire if not exercised by returning the accompanying Stock Order Form with full payment (or appropriate instructions authorizing withdrawal from a savings or certificate account at the Bank) for all shares for which subscription is made to the Company by 12:00 Noon, Eastern Time, on _____________________, 1999, unless extended by the Bank. A postage-paid reply envelope is provided for this purpose. Provided that not all of the shares are subscribed for in the Subscription Offering by members of the Bank, the remaining shares may be offered to certain members of the general public in the Community Offering with preference given to natural persons and trusts of natural persons who reside in the Local Community. Any shares of Common Stock not purchased in the Subscription and Community Offerings may be offered, at the discretion of the Company, to certain members of the general public as part of a community offering on a best efforts basis by a selling group of broker-dealers to be managed by Trident Securities, Inc.

     THE INFORMATION CONTAINED IN THIS PROXY STATEMENT IS LIMITED IN ITS SCOPE TO USE IN THE SOLICITATION OF PROXIES FOR THE SPECIAL MEETING TO VOTE ON THE PLAN. IT IS NOT INTENDED FOR USE IN THE OFFERING OF THE COMMON STOCK. SUCH OFFERING IS MADE ONLY BY THE PROSPECTUS.


                            ADDITIONAL INFORMATION

     The information contained in the accompanying Prospectus, including a more detailed description of the Plan, is intended to help you evaluate the Conversion and is incorporated herein by reference.

     All persons eligible to vote at the Special Meeting should review both this Proxy Statement and the accompanying Prospectus.

     YOUR BOARD OF DIRECTORS URGES YOU TO CONSIDER CAREFULLY THIS PROXY MATERIAL AND, WHETHER OR NOT YOU PLAN TO BE PRESENT IN PERSON AT THE SPECIAL MEETING, TO FILL IN, DATE, SIGN AND RETURN THE ENCLOSED PROXY CARD(S) AS SOON AS POSSIBLE TO ASSURE THAT YOUR VOTES WILL BE COUNTED. THIS WILL NOT PREVENT YOU FROM VOTING IN PERSON IF YOU ATTEND THE SPECIAL MEETING. YOU MAY REVOKE YOUR PROXY BY WRITTEN INSTRUMENT DELIVERED TO THE SECRETARY OF THE BANK AT ANY TIME PRIOR TO OR AT THE SPECIAL MEETING OR BY ATTENDING THE SPECIAL MEETING AND VOTING IN PERSON.

     THIS PROXY STATEMENT IS NOT AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY THE COMMON STOCK. THE OFFER IS MADE ONLY BY THE PROSPECTUS.

                                   BY ORDER OF THE BOARD OF DIRECTORS



                                   A. Christine Baker
                                   Secretary

________________, 1999
Burlington, North Carolina

                               1ST STATE BANK
                          BURLINGTON, NORTH CAROLINA

                              PLAN OF CONVERSION
                       FROM MUTUAL TO STOCK ORGANIZATION
                                      AND
                   FROM A SAVINGS BANK TO A COMMERCIAL BANK


I.   GENERAL.

     On August 11, 1998, the Board of Directors of 1st State Bank, Burlington, North Carolina (the "Bank"), after careful study and consideration, adopted by unanimous vote this Plan of Conversion (the "Plan"), which provides for (i) the conversion of the Bank from a North Carolina-chartered mutual savings bank to a North Carolina-chartered stock savings bank (the "Converted Bank"), (ii) the concurrent formation of a holding company for the Converted Bank (the "Holding Company"), and (iii) the subsequent conversion of the Converted Bank from a North Carolina-chartered stock savings bank to a North Carolina commercial bank (the "Commercial Bank"). The conversion of the Bank to the Converted Bank and the acquisition of control of the Converted Bank by the Holding Company are collectively referred to herein as the "Stock Conversion," the conversion of the Converted Bank to the Commercial Bank is referred to herein as the "Bank Conversion" and the Stock Conversion and the Bank Conversion are referred to herein collectively as the "Conversion."

     Pursuant to the Plan, shares of Conversion Stock in the Holding Company will be offered as part of the Stock Conversion in a Subscription Offering pursuant to non-transferable Subscription Rights at a predetermined and uniform price first to Eligible Account Holders of record as of December 31, 1994, second to Tax-Qualified Employee Stock Benefit Plans, third to Supplemental Eligible Account Holders of record as of the last day of the calendar quarter preceding the approval of the Plan by the Administrator, and fourth to Other Members of the Bank. Concurrently with or following the Subscription Offering, shares not subscribed for in the Subscription Offering may be offered as part of the Stock Conversion to the general public in a Community Offering. Shares remaining will then be offered to the general public in an underwritten public offering or otherwise. The aggregate Purchase Price of the Conversion Stock will be based upon an independent appraisal of the Bank and will reflect the estimated pro forma market value of the Converted Bank, as a subsidiary of the Holding Company. As part of the Stock Conversion, the Holding Company and the Bank will establish a charitable foundation and contribute up to $4,000,000 of Conversion Stock to the charitable foundation.

     Either prior to or immediately following consummation of the Stock Conversion, the Holding Company, as the sole stockholder of the Converted Bank, shall approve the Bank Conversion, and the Converted Bank shall take such actions as may be necessary to consummate the Bank Conversion.

     The Stock Conversion is subject to the regulations of the FDIC pursuant to the Federal Deposit Insurance Act ("FDIA") and Sections 303.15 and 333.4 of the FDIC Rules and Regulations and to the regulations of the Administrator, Savings Institutions Division, North Carolina Department of Commerce (the "Administrator"), pursuant to Subchapter 16G of Chapter 16 of Title 4 of the North Carolina Administrative Code and Section 54C-33 of the General Statutes of North Carolina. The Bank Conversion is subject to the requirements of Section 53-17.2 of the General Statutes of North Carolina and the regulations of the North Carolina Commissioner of Banks promulgated thereunder.

     Consummation of the Conversion is subject to the prior written notice of non-objection of the FDIC and to the approval of this Plan and the Conversion by the Administrator and by Members of the Bank at a special meeting of the Members to be called to consider the Conversion by the affirmative vote of Members of the Bank holding not less than a majority of the total votes eligible to be cast. Consummation of the Bank Conversion requires approval of the North Carolina Commissioner of Banks and the Board of Governors of the Federal Reserve System.

     It is the desire of the Board of Directors to attract new capital to the Bank to increase its net worth, to support future savings growth, to increase the amount of funds available for other lending and investment, to provide greater resources for the expansion of customer services, to facilitate future expansion and, because applicable laws and regulations do not provide for the organization of mutual North Carolina commercial banks, to enable the Bank to complete the Bank Conversion. The purpose of the Bank Conversion is to provide the Bank with additional operating flexibility and enhance its ability to provide a full range of banking products and services to its community. It is the further desire of the Board of Directors to reorganize the Converted Bank (or the Commercial Bank upon the Bank Conversion) as the wholly owned subsidiary of the Holding Company to enhance flexibility of operations, diversification of business opportunities and financial capability for business and regulatory purposes and to enable the Commercial Bank to compete more effectively with other financial service organizations.

     No change will be made in the Board of Directors or management of the Bank as a result of the Conversion.

II.  DEFINITIONS.

     Acting in Concert:  The term "Acting in Concert" means: (i) knowing
     -----------------
participation in a joint activity or interdependent conscious parallel action towards a common goal whether or not pursuant to an express agreement; or (ii) a combination or pooling of voting or other interests in the securities of an issuer for a common purpose pursuant to any contract, understanding, relationship, agreement or other arrangement, whether written or otherwise. Any person (as defined by 12 C.F.R. (S)563b.2(a)(26)) Acting in Concert with another person ("other party") shall also be deemed to be Acting in Concert with any person who is also Acting in Concert with that other party, except that any Tax-Qualified Employee Stock Benefit Plan will not be deemed to be Acting in Concert with its trustee or a person who serves in a similar capacity solely for the purpose of determining whether stock held by the trustee and stock held by the Tax-Qualified Employee Benefit Plan will be aggregated.

     Acquisition Application:  The term "Acquisition Application" means the
     -----------------------
application to the Administrator for approval of the Holding Company's acquisition of all of the Capital Stock of the Converted Bank.

     Administrator:  The term "Administrator" means the Administrator, Savings
     -------------
Institutions Division, North Carolina Department of Commerce.

     Application:  The term "Application" means the Application to Convert a
     -----------
Mutual Savings Bank Into a Stock Owned Savings Bank submitted to the Administrator for approval of the Stock Conversion.

     Associate:  The term "Associate," when used to indicate a relationship with
     ---------
any person, means: (i) any corporation or organization (other than the Bank, the Holding Company, or a majority-owned subsidiary of the Bank or Holding Company) of which such person is an officer or partner or is, directly or indirectly, the beneficial owner of 10% or more of any class of equity securities; (ii) any trust or other estate in which such person has a substantial beneficial interest or as to which such person serves as trustee or in a similar fiduciary capacity, except that such term shall not include a Tax-Qualified Employee Stock Benefit Plan in which a person has a substantial beneficial interest or serves as a trustee in a similar fiduciary capacity, and (iii) any relative or spouse of such person, or any relative of such spouse, who has the same home as such person or who is a director of the Bank or the Holding Company, or any of their subsidiaries.

     Bank:  The term "Bank" means !st State Bank, in its form as a North
     ----
Carolina mutual savings bank.

     Bank Conversion:  The term "Bank Conversion" means the conversion of the
     ---------------
Converted Bank from a North Carolina-chartered stock savings bank to a North Carolina commercial bank.

     Capital Stock:  The term "Capital Stock" means any and all authorized
     -------------
shares of stock of the Converted Bank after the Stock Conversion, and of the Commercial Bank after the Bank Conversion.

     Commercial Bank:  The term "Commercial Bank" means the North Carolina
     ---------------
bank resulting from the Bank Conversion.

     Commissioner:  The term "Commissioner" means the North Carolina
     ------------
Commissioner of Banks, or any successor office or agency having jurisdiction over the Bank Conversion.

     Community Offering:  The term "Community Offering" means the offering of
     ------------------
shares of Conversion Stock to the general public by the Holding Company concurrently with or following the Subscription Offering, giving preference to natural persons and trusts of natural persons (including individual retirement and Keogh retirement accounts and personal trusts in which such natural persons have substantial interests) who are permanent Residents in the Bank's Local Community.

     Conversion:  Except as provided in Paragraph III.I. herein, the term
     ----------
"Conversion" means the Stock Conversion and the Bank Conversion.

     Conversion Stock:  The term "Conversion Stock" means the shares of common
     ----------------
stock to be issued and sold by the Holding Company pursuant to the Plan in connection with the Stock Conversion, including shares to be issued to the Charitable Foundation (defined in Paragraph IX below).

     Converted Bank:  The term "Converted Bank" means !st State Bank in its form
     --------------
as a North Carolina capital stock savings bank resulting from the conversion of the Bank to the stock form of organization in connection with the Stock Conversion in accordance with the terms of the Plan.

     Eligibility Record Date:  The term "Eligibility Record Date" means the
     -----------------------
close of business on December 31, 1994.

     Eligible Account Holder:  The term "Eligible Account Holder" means the
     -----------------------
holder of a Qualifying Deposit in the Bank on the Eligibility Record Date.

     FDIC:  The term "FDIC" means the Federal Deposit Insurance Corporation or
     ----
any successor federal agency having jurisdiction over the Stock Conversion.

     Federal Reserve Board:  The term "Federal Reserve Board" means the Board of
     ---------------------
Governors of the Federal Reserve System.

     Holding Company:  The term "Holding Company" means a corporation to be
     ---------------
incorporated by the Bank under state law for the purpose of becoming a savings and loan holding company for the Converted Bank and, following the Bank Conversion, the bank holding company for the Commercial Bank through the issuance and sale of Conversion Stock under the Plan and the concurrent acquisition of 100% of the Capital Stock to be issued and sold pursuant to the Plan in connection with the Stock Conversion.

     Holding Company Stock:  The term "Holding Company Stock" means any and all
     ---------------------
authorized shares of stock of the Holding Company.

     Independent Appraiser:  The term "Independent Appraiser" means a person
     ---------------------
independent of the Bank, experienced and expert in the area of corporate appraisal, and acceptable to the FDIC and the Administrator, retained by the Bank to prepare an appraisal of the pro forma market value of the Converted Bank, as a subsidiary of the Holding Company.

     Local Community:  The term "Local Community" means the Counties in which
     ---------------
the Bank has a full-service office.

     Market Maker:  The term "Market Maker" means a dealer (i.e., any person who
     ------------
engages, either for all or part of such person's time, directly or indirectly as agent, broker or principal in the business of offering, buying, selling or otherwise dealing or trading in securities issued by another person) who, with respect to a particular security: (i)(a) regularly publishes bona fide, competitive bid and offer quotations in a recognized interdealer quotation system or (b) furnishes bona fide competitive bid and offer quotations on request; and (ii) is ready, willing and able to effect transactions in reasonable quantities at its quoted prices with other brokers or dealers.

     Member:  The term "Member" means any person or entity who qualifies as a
     ------
member of the Bank under its articles of incorporation and bylaws prior to Conversion.

     Notice:  The term "Notice" means the Notice of Intent to Convert to Stock
     ------
Form submitted to the FDIC to obtain written notice of non-objection to the Stock Conversion.

     Officer:  The term "Officer" means an executive officer of the Holding
     -------
Company , the Bank or the Bank's subsidiary (as applicable), including the President, Executive Vice Presidents, Senior Vice Presidents in charge of principal business functions, Secretary and Treasurer.

     Order Form:  The term "Order Form" means the order form or forms to be used
     ----------
by Eligible Account Holders, Supplemental Eligible Account Holders and other persons eligible to purchase Conversion Stock pursuant to the Plan.

     Other Member:  The term "Other Member" means any person, other than an
     ------------
Eligible Account Holder or a Supplemental Eligible Account Holder, who is a Member as of the Voting Record Date.

     Plan:  The term "Plan" means this Plan of Conversion which provides for the
     ----
conversion of the Bank from a North Carolina-chartered mutual savings bank to a North Carolina-chartered stock savings bank (i.e., the Converted Bank), the concurrent formation of a holding company for the Converted Bank, the subsequent conversion of the Converted Bank from a North Carolina-chartered stock savings bank to a North Carolina commercial bank (i.e., the Commercial Bank).

     Qualifying Deposit:  The term "Qualifying Deposit" means a savings balance
     ------------------
in any Savings Account in the Bank as of the close of business on the Eligibility Record Date or the Supplemental Eligibility Record Date, as applicable, which is equal to or greater than $50.00.

     Registration Statement:  The term "Registration Statement" means the
     ----------------------
Registration Statement on Form S-1 and any amendments thereto filed by the Holding Company with the SEC pursuant to the Securities Act of 1933, as amended, to register shares of Conversion Stock.

     Resident:  The term "Resident," as used in this Plan in relation to the
     --------
preference afforded natural persons and trusts of natural persons in the Local Community, means any natural person who occupies a dwelling within the Local Community, has an intention to remain within the Local Community for a period of time (manifested by establishing a physical, ongoing, non-transitory presence within the Local Community) and continues to reside therein at the time of the Subscription and Community Offerings. The Bank may utilize deposit or loan records or such other evidence provided to it to make the determination as to whether a person is residing in the Local Community. To the extent the "person" is a corporation or other business entity, the principal place of business or headquarters shall be within the Local Community. To the extent the "person" is a personal benefit plan, the circumstances of the beneficiary shall apply with respect to this definition. In the case of all other benefit plans, circumstances of the trustee shall be examined for purposes of this definition. In all cases, such determination shall be in the sole discretion of the Bank.

     Sale:  The terms "sale" and "sell" mean every contract to sell or otherwise
     ----
dispose of a security or an interest in a security for value, but such terms do not include an exchange of securities in connection with a merger or acquisition approved by the FDIC or the Administrator or any other state or federal agency having jurisdiction.

     Savings Account:  The term "Savings Account" means a withdrawable deposit
     ---------------
in the Bank, a withdrawable deposit in the Converted Bank after the Stock Conversion, and a withdrawable deposit in the Commercial Bank after the Bank Conversion.

     SEC:  The term "SEC" means the Securities and Exchange Commission or any
     ---
successor agency.

     Special Meeting:  The term "Special Meeting" means the Special Meeting of
     ---------------
Members to be called for the purpose of submitting the Plan to the Members for their approval.

     State Conversion Applications:  The term "State Conversion Applications"
     -----------------------------
means the following applications submitted to the Commissioner for approval of the Bank Conversion: the Application to Convert to a State Bank Charter and the application for acquisition of a North Carolina bank by a bank holding company, if required by the regulations of the Commissioner.

     Stock Conversion:  The term "Stock Conversion" means: (i) the amendment of
     ----------------
the Bank's articles of incorporation and bylaws to authorize issuance of shares of Capital Stock by the Converted Bank and to conform to the requirements of a North Carolina capital stock savings bank under the laws of the State of North Carolina and applicable regulations; (ii) the issuance and sale of Conversion Stock by the Holding Company in the Subscription and Community Offerings and/or in an underwritten public offering or otherwise; (iii) the purchase by the Holding Company of all the Capital Stock of the Converted Bank to be issued in the Stock Conversion immediately following or concurrently with the close of the sale of the Conversion Stock; and (iv) the establishment of a charitable foundation and the contribution to the foundation of up to $4,000,000 of Conversion Stock.

     Subscription Offering:  The term "Subscription Offering" means the offering
     ---------------------
of shares of Conversion Stock to the Eligible Account Holders, Tax-Qualified Employee Stock Benefit Plans, Supplemental Eligible Account Holders and Other Members under the Plan, giving preference to natural persons and trusts of natural persons (including individual retirement and Keogh retirement accounts and personal trusts in which such natural persons have substantial interests) who are permanent Residents of the Bank's Local Community if permitted by applicable law and approved by the Bank's Board of Directors in its sole discretion.

     Subscription and Community Prospectus:  The term "Subscription and
     -------------------------------------
Community Prospectus" means the final prospectus to be used in connection with the Subscription and Community Offerings.

     Subscription Rights:  The term "Subscription Rights" means non-
     -------------------
transferable, non-negotiable, personal rights of Eligible Account Holders, Tax-Qualified Employee Stock Benefit Plans, Supplemental Eligible Account Holders and Other Members to purchase Conversion Stock offered under the Plan in connection with the Stock Conversion.

     Supplemental Eligibility Record Date:  The term "Supplemental Eligibility
     ------------------------------------
Record Date" means the last day of the calendar quarter preceding the approval of the Plan by the Administrator.

     Supplemental Eligible Account Holder:  The term "Supplemental Eligible
     ------------------------------------
Account Holder" means the holder of a Qualifying Deposit in the Bank (other than Officers and directors and their Associates) on the Supplemental Eligibility Record Date.

     Tax-Qualified Employee Stock Benefit Plan:  The term "Tax-Qualified
     -----------------------------------------
Employee Stock Benefit Plan" means any defined benefit plan or defined contribution plan of the Bank or the Holding Company, such as an employee stock ownership plan, stock bonus plan, profit sharing plan or other plan, which, with its related trust, meets the requirements to be "qualified" under section 401 of the Internal Revenue Code of 1986, as amended. A "non tax-qualified employee stock benefit plan" means any defined benefit plan or defined contribution plan which is not so qualified.

     Voting Record Date:  The term "Voting Record Date" means the date fixed by
     ------------------
the Board of Directors of the Bank to determine Members of the Bank entitled to vote at the Special Meeting.

     Y-3 Application:  The term "Y-3 Application" means the application
     ---------------
submitted to the Federal Reserve Board on Federal Reserve Board Form FR Y-3 for approval for the Holding Company to maintain control of the Commercial Bank.


III. STEPS PRIOR TO SUBMISSION OF THE PLAN TO THE MEMBERS FOR APPROVAL.

     Prior to submission of the Plan to its Members for approval, the Bank must receive notice from the FDIC of its intent to issue a notice of non-objection to the Stock Conversion and approval of the Application from the Administrator and approvals from the appropriate regulatory authorities for consummation of the Conversion in accordance with applicable laws and regulations. The following steps must be taken prior to receipt of such regulatory approvals:

               A. The Board of Directors shall adopt the Plan by not less than a two-thirds vote.

               B. Promptly after adoption of the Plan by the Board of Directors, the Bank shall notify its Members of the adoption of the Plan by publishing a statement in a newspaper having a general circulation in each community in which the Bank maintains an office and/or by mailing a letter to each of its Members.

               C. A press release relating to the proposed Conversion may be submitted to the local media.

               D. Copies of the Plan adopted by the Board of Directors shall be made available for inspection at each office of the Bank.

               E. The Bank shall cause the Holding Company to be incorporated under state law, and the Board of Directors of the Holding Company shall concur in the Plan by at least a two-thirds vote.

               F. Also promptly following the adoption of this Plan, the Bank shall file the State Conversion Applications, and the Holding Company shall file a draft Y-3 Application.

               G. As soon as practicable following the adoption of this Plan, the Bank shall file the Application with the Administrator and the Notice with the FDIC, and the Holding Company shall file the Registration Statement, the Acquisition Application and the final Y-3 Application. Upon receipt of notification from the Administrator and the FDIC that the Application and the Notice, respectively, are properly executed and not materially incomplete, the Bank shall publish notice of the filing of the Application in a newspaper having a general circulation in each community in which the Bank maintains an office and shall publish such other notices of the Conversion as may be required in connection with the Acquisition Application, the Y-3 Application and the State Conversion Applications by the regulations and policies of the Administrator, the FDIC, the Federal Reserve Board and the Commissioner, as applicable. The Bank also shall prominently display a copy of such notice in each of its offices.

               H. The Board of Directors of the Bank may, at any time, elect not to proceed with the Bank Conversion, in which event the State Conversion Applications and the Y-3 Application shall be withdrawn. In the event the Bank Conversion is not pursued, any references to the Bank Conversion in this Plan shall be deemed to constitute references to the Stock Conversion and references to the Commercial Bank shall be deemed to constitute references to the Converted Bank.

               I. The Bank shall obtain an opinion of its tax advisors or a favorable ruling from the United States Internal Revenue Service which shall state that the Stock Conversion will not result in any gain or loss for federal income tax purposes to the Bank. Receipt of a favorable opinion or ruling is a condition precedent to completion of the Conversion.

IV.  MEETING OF MEMBERS.

     Following receipt of written notice of intent to issue notice of non-objection to the Plan by the FDIC and approval of the Administrator, the Special Meeting to vote on the Plan shall be scheduled in accordance with the Bank's articles of incorporation and bylaws and applicable regulations. Notice of the Special Meeting will be given by means of a proxy statement authorized for use by the FDIC and the Administrator. Following receipt of approval of the Application and at least 20 days but not more than 45 days prior to the Special Meeting, the Bank will distribute proxy solicitation materials to all voting Members as of the Voting Record Date established for voting at the Special Meeting. Proxy materials will also be sent to each beneficial holder of an Individual Retirement Account or beneficiary of any other trust account where the name of the beneficial holder is disclosed on the Bank's records. The proxy solicitation materials will include a copy of the Proxy Statement and other documents authorized for use by the regulatory authorities and may also include a Subscription and Community Prospectus as provided in Paragraph VI below. The Bank will also advise each Eligible Account Holder and Supplemental Eligible Account Holder not entitled to vote at the Special Meeting of the proposed Conversion and the scheduled Special Meeting and provide a postage paid card on which to indicate whether he or she wishes to receive the Subscription and Community Prospectus, if the Subscription Offering is not held concurrently with the proxy solicitation of Members for the Special Meeting.

     Pursuant to applicable regulations, an affirmative vote of at least a majority of the total outstanding votes of the Members will be required for approval of the Plan. Voting may be in person or by proxy.

     By voting in favor of the adoption of the Plan and the Conversion, the Members will be voting in favor of (i) the Stock Conversion and the adoption by the Bank of the stock articles of incorporation and Bylaws in the forms attached as Exhibits A and B to this Plan and (ii) the subsequent Bank Conversion and the adoption by the Converted Bank of the North Carolina commercial bank certificate of incorporation and bylaws in the forms attached as Exhibits C and D to this Plan.

     The Administrator shall be notified of the actions of the Members at the Special Meeting promptly following the Special Meeting.

V.   SUMMARY PROXY STATEMENT.

     The Proxy Statement furnished to Members may be in summary form, provided that a statement is made in bold-faced type that a more detailed description of the proposed transaction may be obtained by returning an enclosed postage paid card or other written communication requesting a supplemental information statement. Without prior approval from the FDIC and the Administrator, the Special Meeting shall not be held fewer than 20 days after the last day on which the supplemental information statement is mailed to Members requesting the same. The supplemental information statement may be combined with the Subscription and Community Prospectus if the Subscription Offering is commenced concurrently with the proxy solicitation of Members for the Special Meeting.

VI.  OFFERING DOCUMENTS.

     The Holding Company may commence the Subscription Offering and, provided that the Subscription Offering has commenced, may commence the Community Offering concurrently with or during the proxy solicitation of Members and may close the Subscription and Community Offerings before the Special Meeting, provided that the offer and sale of the Conversion Stock shall be conditioned upon approval of the Plan by the Members at the Special Meeting.

     The Bank may require Eligible Account Holders, Supplemental Eligible Account Holders and Other Members to return to the Bank by a reasonable date certain a postage-paid written communication requesting receipt of a Subscription and Community Prospectus in order to be entitled to receive a Subscription and Community Prospectus, provided that the Subscription Offering shall not be closed until the expiration of 30 days after mailing proxy solicitation materials to voting Members and a postage-paid written communication to non-voting Eligible Account Holders and Supplemental Eligible Account Holders. If the Subscription Offering is commenced within 45 days after the Special Meeting, the Bank shall transmit, no more than 30 days prior to the commencement of the Subscription Offering, to each voting Member who had been furnished with proxy solicitation materials and to each non-voting Eligible Account Holder and Supplemental Eligible Account Holder written notice of the commencement of the Subscription Offering which shall state that the Bank is not required to furnish a Subscription and Community Prospectus to them unless they return by a reasonable date certain a postage-paid written communication requesting the receipt of the Subscription and Community Prospectus.

     Prior to commencement of the Subscription and Community Offerings, the Holding Company shall file the Registration Statement with the SEC pursuant to the Securities Act of 1933, as amended. The Holding Company shall not distribute the Subscription and Community Prospectus until the Registration Statement containing the same has been declared effective by the SEC and the aforementioned documents have been approved or authorized for use by the FDIC and the Administrator. The Subscription and Community Prospectus may be combined with the Proxy Statement for the Special Meeting.

VII. CONSUMMATION OF CONVERSION.

     A.   Consummation of the Stock Conversion.
          ------------------------------------

          The date of consummation of the Stock Conversion will be the effective date of the amendment of the Bank's North Carolina mutual articles of incorporation to read in the form of North Carolina stock articles of incorporation, which shall be the date of the issuance and sale of the Conversion Stock. After receipt of all orders for Conversion Stock, and concurrently with the execution thereof, the amendment of the Bank's North Carolina mutual articles of incorporation and bylaws to authorize the issuance of shares of Capital Stock and to conform to the requirements of a North Carolina capital stock savings bank will be declared effective by the Administrator, the amended bylaws approved by the Members will become effective, and the Bank will thereby be and become the Converted Bank. At such time, the Conversion Stock will be issued and sold by the Holding Company, the Capital Stock to be issued in the Stock Conversion will be issued and sold to the Holding Company, and the Converted Bank will become a wholly owned subsidiary of the Holding Company. The Converted Bank will issue to the Holding Company 100,000 shares of its common stock, representing all of the shares of Capital Stock to be issued by the Converted Bank in the Stock Conversion, and the Holding Company will make payment to the Converted Bank of at least 50 percent of the aggregate net proceeds realized by the Holding Company from the sale of the Conversion Stock under the Plan, or such other portion of the aggregate net proceeds as may be authorized or required by the FDIC or the Administrator.

       B.   Consummation of the Bank Conversion.
            -----------------------------------

            The Bank Conversion shall be deemed to occur and shall be effective upon completion of all actions necessary or appropriate under applicable North Carolina statutes and regulations and the policies of the Commissioner, the Federal Reserve Board and the Administrator to complete the conversion of the Converted Bank to a North Carolina commercial bank, including without limitation the approval of the Bank Conversion by the Holding Company, as the sole stockholder of the Converted Bank, and the Converted Bank will thereby be and become the Commercial Bank. The Bank Conversion shall be consummated as soon as practicable following the consummation of the Stock Conversion as described in Paragraph VII.A. herein.

VIII.  STOCK OFFERING.

       A.   General.
            -------

            The aggregate purchase price of all shares of Conversion Stock which will be offered and sold will be equal to the estimated pro forma market value of the Converted Bank, as a subsidiary of the Holding Company, as determined by an independent appraisal. The exact number of shares of Conversion Stock to be offered will be determined by the Board of Directors of the Bank and the Board of Directors of the Holding Company, or their respective designees, in conjunction with the determination of the Purchase Price (as that term is defined in Paragraph VIII.B. below). The number of shares to be offered may be subsequently adjusted prior to completion of the Stock Conversion as provided below.

       B.   Independent Evaluation and Purchase Price of Shares.
            ---------------------------------------------------

            All shares of Conversion Stock sold in the Stock Conversion will be sold at a uniform price per share referred to in this Plan as the "Purchase Price." The Purchase Price and the total number of shares of Conversion Stock to be offered in the Stock Conversion will be determined by the Board of Directors of the Bank and the Board of Directors of the Holding Company, or their respective designees, immediately prior to the simultaneous completion of all such sales contemplated by this Plan on the basis of the estimated pro forma market value of the Converted Bank, as a subsidiary of the Holding Company, at such time. The estimated pro forma market value of the Converted Bank, as a subsidiary of the Holding Company, will be determined for such purpose by an Independent Appraiser on the basis of such appropriate factors as are not inconsistent with applicable regulations. Immediately prior to the Subscription and Community Offerings, a subscription price range of shares for the offerings will be established (the "Valuation Range"), which will vary from 15% above to 15% below the midpoint of such range. The number of shares of Conversion Stock ultimately issued and sold will be determined at the close of the Subscription and Community Offerings and any other offering. The subscription price range and the number of shares to be offered may be changed subsequent to the Subscription and Community Offerings as the result of any appraisal updates prior to the completion of the Stock Conversion, without notifying eligible purchasers in the Subscription and Community Offerings and without a resolicitation of subscriptions, provided the aggregate Purchase Price is not below the low end or more than 15 percent above the high end of the Valuation Range previously approved by the FDIC and the Administrator or if, in the opinion of the Boards of Directors of the Bank and the Holding Company, the new Valuation Range established by the appraisal update does not result in a materially different capital position of the Converted Bank.

            Notwithstanding the foregoing, no sale of Conversion Stock may be consummated unless, prior to such consummation, the Independent Appraiser confirms to the Bank and Holding Company and to the FDIC and the Administrator that, to the best knowledge of the Independent Appraiser, nothing of a material nature has occurred which, taking into account all relevant factors, would cause the Independent Appraiser to conclude that the aggregate value of the Conversion Stock at the Purchase Price is incompatible with its estimate of the aggregate consolidated pro forma market value the Converted Bank, as a subsidiary of the Holding Company. If such confirmation is not received, the Bank may cancel the Subscription and Community Offerings and/or any other offering, extend the Stock Conversion, establish a new Valuation Range, extend, reopen or hold new Subscription and Community Offerings and/or other offerings or take such other action as the FDIC and the Administrator may permit.

       C.   Subscription Offering.
            ---------------------

            Non-transferable Subscription Rights to purchase shares of Conversion Stock will be issued at no cost to Eligible Account Holders, Tax-Qualified Employee Stock Benefit Plans, Supplemental Eligible Account Holders and Other Members of the Bank pursuant to priorities established by applicable regulations. All shares must be sold, and, to the extent that Conversion Stock is available, no subscriber will be allowed to purchase fewer than $500 of Conversion Stock. The priorities established by applicable regulations for the purchase of shares are as follows:

       1.   Category No. 1:  Eligible Account Holders.

                    a. Each Eligible Account Holder (the holder of a savings account as of December 31, 1994 with a balance equal to or greater than $50.00), including individuals on a joint account, shall receive, without payment, non-transferable Subscription Rights to purchase Conversion Stock in an amount equal to the maximum purchase limitation in the Community Offering.

                    b. Non-transferable Subscription Rights to purchase Conversion Stock received by Officers and directors of the Bank and their Associates based on their increased deposits in the Bank in the one year period preceding the Eligibility Record Date shall be subordinated to all other subscriptions involving the exercise of non-transferable Subscription Rights to purchase shares pursuant to this Category.

                    c. In the event of an oversubscription for shares of Conversion Stock pursuant to this Category, shares of Conversion Stock shall be allocated among subscribing Eligible Account Holders giving preference to natural persons and trusts of natural persons who are permanent Residents of the Local Community, if permitted by applicable law and approved by the Bank's Board of Directors in its sole discretion, as follows:

                         (I) Shares of Conversion Stock shall be allocated among subscribing Eligible Account Holders so as to permit each such Eligible Account Holder, to the extent possible, to purchase a number of shares of Conversion Stock sufficient to make its total allocation equal to 100 shares or the total amount of its subscription, whichever is less.

                         (II) Any shares not so allocated shall be allocated
                    among the subscribing Eligible Account Holders on an equitable basis, related to the amounts of their respective Qualifying Deposits, as compared to the total Qualifying Deposits of all subscribing Eligible Account Holders.

       2.   Category No. 2:  Tax-Qualified Employee Stock Benefit Plans.

                    a. Tax-Qualified Employee Stock Benefit Plans of the Converted Bank shall receive, without payment, non-transferable Subscription Rights to purchase up to 10% of the shares of Conversion Stock issued in the Stock Conversion.

                    b. Subscription rights received in this Category shall be subordinated to the Subscription Rights received by Eligible Account Holders pursuant to Category No. 1.

       3.   Category No. 3:  Supplemental Eligible Account Holders.

                    a. In the event that the Eligibility Record Date is more than 15 months prior to the date of the latest amendment of the Application filed prior to Administrator and FDIC approval, then each Supplemental Eligible Account Holder, including individuals on a joint account, shall receive, without payment, non-transferable Subscription Rights to purchase Conversion Stock in an amount equal to the maximum purchase limitation in the Community Offering.

                    b. Subscription Rights received pursuant to this Category shall be subordinated to the Subscription Rights received by the Eligible Account Holders and by Tax-Qualified Employee Stock Benefit Plans pursuant to Category Nos. 1 and 2.

                    c. Any non-transferable Subscription Rights to purchase shares received by an Eligible Account Holder in accordance with Category No. 1 shall reduce to the extent thereof the Subscription Rights to be distributed to such Eligible Account Holder pursuant to this Category.

                    d. In the event of an oversubscription for shares of Conversion Stock pursuant to this Category, shares of Conversion Stock shall be allocated among the subscribing Supplemental Eligible Account Holders giving preference to natural persons and trusts of natural persons who are permanent Residents of the Local Community, if permitted by applicable law and approved by the Bank's Board of Directors in its sole discretion, as follows:

                         (I) Shares of Conversion Stock shall be allocated among subscribing Supplemental Eligible Account Holders so as to permit each such Supplemental Eligible Account Holder, to the extent possible, to purchase a number of shares of Conversion Stock sufficient to make its total allocation (including the number of shares of Conversion Stock, if any, allocated in accordance with Category No. 1) equal to 100 shares of Conversion Stock or the total amount of its subscription, whichever is less.

                         (II) Any shares of Conversion Stock not allocated in
                    accordance with subparagraph (I) above shall be allocated among the subscribing Supplemental Eligible Account Holders on an equitable basis, related to the amounts of their respective Qualifying Deposits on the Supplemental Eligibility Record Date as compared to the total Qualifying Deposits of all subscribing Supplemental Eligible Account Holders in each case on the Supplemental Eligibility Record Date.

       4.   Category No. 4:  Other Members.

                    a. Each Other Member, including individuals on a joint account, other than those Members who are Eligible Account Holders or Supplemental Eligible Account Holders, shall receive, without payment, non-transferable Subscription Rights to purchase Conversion Stock in an amount equal to the maximum purchase limitation in the Community Offering.

                    b. Subscription Rights received pursuant to this Category shall be subordinated to the Subscription Rights received by Eligible Account Holders, Tax-Qualified Employee Stock Benefit Plans and Supplemental Eligible Account Holders pursuant to Category Nos. 1, 2 and 3.

                    c. In the event of an oversubscription for shares of Conversion Stock pursuant to this Category, the shares of Conversion Stock available shall be allocated among subscribing Other Members as to permit each subscribing Other Member, to the extent possible, to purchase a number of shares sufficient to make his or her total allocation of Conversion Stock equal to the lesser of 100 shares or the number of shares subscribed for by the Other Member. The shares remaining thereafter will be allocated among subscribing Other Members whose subscriptions remain unsatisfied on an equitable basis as determined by the Board of Directors, giving preference to natural persons and trusts of natural persons who are permanent Residents of the Local Community if permitted by applicable law and approved by the Bank's Board of Directors in its sole discretion.

     Order Forms may provide that the maximum purchase limitation shall be based on the midpoint of the Valuation Range. In the event the aggregate Purchase Price of the Conversion Stock issued and sold is below the midpoint of the Valuation Range, that portion of subscriptions in excess of the maximum purchase limitation will be refunded. In the event the aggregate Purchase Price of Conversion Stock issued and sold is above the midpoint of the Valuation Range, persons who have subscribed for the maximum purchase limitation may be given the opportunity to increase their subscriptions so as to purchase the maximum number of shares subject to the availability of shares. The Bank will not otherwise notify subscribers of any change in the number of shares of Conversion Stock offered.

       D.   Community Offering.
            ------------------

                    1. Any shares of Conversion Stock not purchased through the exercise of Subscription Rights in the Subscription Offering may be sold in a Community Offering, which may commence concurrently with the Subscription Offering. Shares of Conversion Stock will be offered in the Community Offering to the general public, giving preference to natural persons and the trusts of natural persons (including individual retirement and Keogh retirement accounts and personal trusts in which such natural persons have substantial interests) who are permanent Residents of the Local Community. The Community Offering may commence concurrently with or as soon as practicable after the completion of the Subscription Offering and must be completed within 45 days after the last day of the Subscription Offering, unless extended by the Holding Company with the approval of the FDIC and the Administrator. The offering price of the Conversion Stock to the general public in the Community Offering will be the same price paid for such stock by Eligible Account Holders and other persons in the Subscription Offering. If sufficient shares are not available to satisfy all orders in the Community Offering, the shares available will be allocated by the Holding Company in its discretion. The Holding Company shall have the right to accept or reject orders in the Community Offering in whole or in part.

                    2. Orders accepted in the Community Offering shall be filled up to a maximum of 2% of the Conversion Stock, and thereafter remaining shares shall be allocated on an equal number of shares basis per order until all orders have been filled.

                    3. The Conversion Stock to be offered in the Community Offering will be offered and sold in a manner that will achieve the widest distribution of the Conversion Stock.

       E.   Other Offering.
            --------------

                    In the event a Community Offering does not appear feasible, the Bank will immediately consult with the FDIC and the Administrator to determine the most viable alternative available to effect the completion of the Stock Conversion. Should no viable alternative exist, the Bank may terminate the Stock Conversion with the concurrence of the FDIC and the Administrator.

       F.   Limitations Upon Purchases of Shares of Conversion Stock.
            --------------------------------------------------------

            The following additional limitations and exceptions shall apply to all purchases of Conversion Stock:

                    1. No Person may purchase fewer than 25 shares of Conversion Stock in the Stock Conversion, to the extent such shares are available, subject to the provisions of Paragraph VIII.C herein.

                    2. No Eligible Account Holder, Supplemental Eligible Account Holder or Other Member, in their capacity as such, may subscribe in the Subscription Offering for more than $1,000,000 of the Conversion Stock; no person, together with Associates of or persons Acting in Concert with such person, may purchase in the Community Offering in the aggregate more than $1,000,000 of the Conversion Stock; and no person, together with Associates of or persons Acting in Concert with such person, may purchase in the Stock Conversion more than the overall maximum purchase limitation of $1,000,000 of the Conversion Stock; except that Tax-Qualified Employee Stock Benefit Plans may purchase up to 10% of the total shares of Conversion Stock to be issued in the Stock Conversion, and shares purchased by the Tax-Qualified Employee Stock Benefit Plans and attributable to a participant thereunder shall not be aggregated with shares purchased by such participant or any other purchaser of Common Stock in the Stock Conversion.

                    3. Directors of the Holding Company and the Bank shall not be deemed to be Associates or a group Acting in Concert with other directors solely as a result of membership on the Board of Directors of the Holding Company or the Bank or any of their subsidiaries.

            Subject to any required regulatory approval and the requirements of applicable laws and regulations, the Holding Company and the Bank may increase or decrease any of the purchase limitations set forth herein at any time. In the event that the individual purchase limitation is increased after commencement of the Subscription and Community Offerings, the Holding Company and the Bank shall permit any person who subscribed for the maximum number of shares of Conversion Stock to purchase an additional number of shares, such that such person shall be permitted to subscribe for the then maximum number of shares permitted to be subscribed for by such person, subject to the rights and preferences of any person who has priority Subscription Rights. In the event that either the individual purchase limitation or the number of shares of Conversion Stock to be sold in the Stock Conversion is decreased after commencement of the Subscription and Community Offerings, the orders of any person who subscribed for the maximum number of shares of Conversion Stock shall be decreased by the minimum amount necessary so that such person shall be in compliance with the then maximum number of shares permitted to be subscribed for by such person.

            Each person purchasing Conversion Stock in the Stock Conversion shall be deemed to confirm that such purchase does not conflict with the purchase limitations under the Plan or otherwise imposed by law, rule or regulation. In the event that such purchase limitations are violated by any person (including any Associate or group of persons affiliated or otherwise Acting in Concert with such person), the Holding Company shall have the right to purchase from such person at the actual Purchase Price per share all shares acquired by such person in excess of such purchase limitations or, if such excess shares have been sold by such person, to receive the difference between the actual Purchase Price per share paid for such excess shares and the price at which such excess shares were sold by such person. This right of the Holding Company to purchase such excess shares shall be assignable by the Holding Company.

       G.   Restrictions on and Other Characteristics of Stock Being Sold.
            -------------------------------------------------------------

            1.      Transferability.
                    ---------------

                    Except as provided in Paragraph XIV below, Conversion Stock purchased by persons other than directors and Officers of the Bank and directors and Officers of the Holding Company will be transferable without restriction. Conversion Stock purchased by such directors or Officers shall not be sold or transferred for a period of one year from the effective date of the Stock Conversion except for any sale or transfer of such shares (i) following the death of the original purchaser, (ii) resulting from an exchange of securities in a merger or acquisition approved by the applicable regulatory authorities, (iii) approved by the Administrator upon a determination that the restriction imposes a substantial personal financial hardship on the individuals due to changed unforeseeable circumstances outside the control of the individual, or (iv) following consummation of the Bank Conversion unless the Administrator's approval of or the FDIC's notice of intent not to object to the Stock Conversion otherwise requires.

                    The Conversion Stock issued by the Holding Company to such directors and Officers shall bear the following legend giving appropriate notice of the one-year holding period restriction:

                    "The shares of stock evidenced by this Certificate are restricted as to transfer for a period of one year from the date of this Certificate pursuant to applicable regulations of the Administrator, Savings Institutions Division, North Carolina Department of Commerce and the Federal Deposit Insurance Corporation. Except in the event of the death of the registered holder, the shares represented by this Certificate may not be sold prior thereto without a legal opinion of counsel for the Holding Company that said sale is permissible under the provisions of applicable laws and regulations."

                    In addition, the Holding Company shall give appropriate
            instructions to the transfer agent for the Holding Company Stock with respect to the applicable restrictions relating to the transfer of restricted stock. Any shares of Holding Company Stock subsequently issued as a stock dividend, stock split or otherwise, with respect to any such restricted stock, shall be subject to the same holding period restrictions for such directors and Officers as may be then applicable to such restricted stock.

            2.      Repurchase and Dividend Rights.
                    ------------------------------

                    Present regulations provide that the Converted Bank may not declare or pay a cash dividend on or repurchase any of its Capital Stock if the result thereof would be to reduce the regulatory capital of the Converted Bank below the amount required for the Liquidation Account. Further, any dividend declared or paid on, or repurchase of, the Capital Stock shall be in compliance with the rules and regulations of the Federal Reserve Board, the Commissioner, the FDIC and the Administrator, or other applicable regulations.

                    The above limitations shall not preclude payment of
            dividends on Holding Company Stock in the event applicable regulatory limitations are liberalized subsequent to the Stock Conversion. Further, such restrictions and limitations upon the declaration and payment of cash dividends shall not apply following consummation of the Bank Conversion as set forth in Paragraph VII.B. herein unless the Administrator's approval of or the FDIC's notice of intent not to object to the Bank Conversion otherwise requires.

            3.      Voting Rights.
                    -------------

                    After the Stock Conversion, holders of Savings Accounts in and obligors on loans of the Bank will not have voting rights in the Converted Bank. After the Bank Conversion, holders of Savings Accounts in and obligors on loans of the Converted Bank and the Commercial Bank will not have voting rights in the Commercial Bank. Exclusive voting rights with respect to the Holding Company shall be vested in the holders of Holding Company Stock, holders of Savings Accounts in and obligors on loans of the Converted Bank and the Commercial Bank will not have any voting rights in the Holding Company except and to the extent that such persons become stockholders of the Holding Company, and the Holding Company will have exclusive voting rights with respect to the Converted Bank's and the Commercial Bank's Capital Stock. Each stockholder of the Holding Company will be entitled to vote on any matters coming before the stockholders of the Holding Company for consideration and will be entitled to one vote for each share of Holding Company Stock owned by said stockholder.


            4.      Purchases by Officers, Directors and Associates Following
                    ---------------------------------------------------------
                    Stock Conversion.
                    ----------------

                    Without the prior written approval of the FDIC and the
            Administrator, Officers and directors of the Converted Bank and Officers and directors of the Holding Company, and their Associates, shall be prohibited for a period of three years following completion of the Stock Conversion from purchasing outstanding shares of Holding Company Stock, except from a broker or dealer registered with the Secretary of State of North Carolina and/or the SEC. Notwithstanding the preceding sentence, this restriction shall not apply to (i) negotiated transactions involving more than 1% of the total outstanding shares of Holding Company Stock, (ii) purchases made and shares held by a Tax-Qualified Employee Stock Benefit Plan or non-tax-qualified employee stock benefit plans which may be attributable to Officers or directors may be made without FDIC or Administrator permission or the use of a broker or dealer, and (iii) any transaction occurring after the consummation of the Bank Conversion as set forth in Paragraph VII.B. herein unless the Administrator's approval of or the FDIC's notice of intent not to object to the Bank Conversion otherwise requires.

       H.   Mailing of Offering Materials and Collation of Subscriptions.
            ------------------------------------------------------------

            The sale of all shares of Conversion Stock offered pursuant to the Plan must be completed within 12 months after approval of the Plan at the Special Meeting, which time period may be extended up to an additional 12 months by amendment to this Plan. After approval of the Plan by the appropriate regulatory authorities and the declaration of the effectiveness of the Subscription and Community Prospectus by the SEC, the Holding Company shall distribute such Subscription and Community Prospectus and Order Forms for the purchase of shares in accordance with the terms of the Plan.

            The recipient of an Order Form will be provided neither fewer than 20 days nor more than 45 days from the date of mailing, unless extended, to complete, execute and return properly the Order Form to the Holding Company or the Bank. Self-addressed, postage paid return envelopes will accompany these forms when mailed. The Bank or Holding Company will collate the returned executed Order Forms upon completion of the Subscription Offering. Failure of any eligible subscriber to return a properly completed and executed Order Form within the prescribed time limits shall be deemed a waiver and a release by such person of any rights to purchase shares of Conversion Stock hereunder.

            The sale of all shares of Conversion Stock shall be completed within 45 days after the last day of the Subscription Offering unless extended by the Holding Company and the Bank with the approval of the FDIC and the Administrator.

I.        Method of Payment.
          -----------------

          Payment for all shares of Conversion Stock subscribed for in the Subscription and Community Offerings must be received in full by the Bank or the Holding Company, together with properly completed and executed Order Forms, indicating thereon the number of shares being subscribed for and such other information as may be required thereon, and, in the case of orders submitted at an office of the Bank, executed Forms of Certification as required by regulations, on or prior to the expiration date specified on the Order Form, unless such date is extended by the Holding Company and the Bank; provided, however, that payment by Tax-Qualified Employee Stock Benefit Plans for Conversion Stock may be made to the Bank concurrently with the completion of the Stock Conversion.

          Payment for all shares of Conversion Stock may be made in cash (if delivered in person) or by check or money order, or, if the subscriber has a Savings Account in the Bank (including a certificate of deposit), the subscriber may authorize the Bank to charge the subscriber's Savings Account for the purchase amount. The Bank shall pay interest at not less than the passbook rate on all amounts paid in cash or by check or money order to purchase shares of Conversion Stock in the Subscription and Community Offerings from the date payment is received until the Stock Conversion is completed or terminated. The Bank shall not knowingly loan funds or otherwise extend credit to any person for the purpose of purchasing Conversion Stock.

          If a subscriber authorizes the Bank to charge its Savings Account, the funds may remain in the subscriber's Savings Account and continue to earn interest, but may not be used by the subscriber until all Conversion Stock has been sold or the Stock Conversion is terminated, whichever is earlier. The withdrawal will be given effect only concurrently with the sale of all shares of Conversion Stock in the Stock Conversion and only to the extent necessary to satisfy the subscription at a price equal to the Purchase Price. The Bank will allow subscribers to purchase shares of Conversion Stock by withdrawing funds from certificate accounts without the assessment of early withdrawal penalties. In the case of early withdrawal of only a portion of such account, the certificate evidencing such account shall be canceled if the remaining balance of the account is less than the applicable minimum balance requirement. In that event, the remaining balance will earn interest at the passbook rate. This waiver of the early withdrawal penalty is applicable only to withdrawals made in connection with the purchase of Conversion Stock under the Plan.

          Tax-Qualified Employee Stock Benefit Plans may subscribe for shares by submitting an Order Form, and in the case of an employee stock ownership plan together with evidence of a loan commitment from the Holding Company or an unrelated financial institution for the purchase of the shares of the Conversion Stock, during the Subscription Offering and by making payment for the shares of Conversion Stock on the date of the closing of the Stock Conversion. Following the Stock Conversion, the Converted Bank and the Commercial Bank may make scheduled discretionary payments to such Tax-Qualified Employee Stock Benefit Plans provided such contributions do not cause the Converted Bank or the Commercial Bank to fail to meet net worth or other regulatory capital requirements.

J.        Undelivered, Defective or Late Order Forms; Insufficient Payment.
          ----------------------------------------------------------------

          In the event an Order Form: (i) is not delivered and is returned to the Holding Company or the Bank by the United States Postal Service (or the Holding Company or the Bank is unable to locate the addressee); (ii) is not received by the Holding Company or the Bank, or is received by the Holding Company or the Bank after termination of the date specified thereon; (iii) is defectively completed or executed; or (iv) is not accompanied by the total required payment for the shares of Conversion Stock subscribed for (including cases in which the subscribers' Savings Accounts are insufficient to cover the authorized withdrawal for the required payment), the Subscription Rights of the person to whom such rights have been granted will not be honored and will be treated as though such person failed to return the completed Order Form within the time period specified therein. Alternatively, the Holding Company or the Bank may, but will not be required to, waive any irregularity relating to any Order Form or require the submission of a corrected Order Form or the remittance of full payment for subscribed shares of Conversion Stock by such date as the Holding Company or the Bank may specify. Subscription orders, once tendered, cannot be revoked. The Holding Company's and Bank's interpretation of the terms and conditions of this Plan and acceptability of the Order Forms will be final and conclusive.

K.        Members in Non-Qualified States or in Foreign Countries.
          -------------------------------------------------------

          The Holding Company will make reasonable efforts to comply with the securities laws of all states in the United States in which persons entitled to subscribe for Conversion Stock pursuant to the Plan reside. However, no such person will be offered or receive any Conversion Stock under this Plan who resides in a foreign country or who resides in a state of the United States with respect to which any or all of the following apply: (i) a small number of persons otherwise eligible to subscribe for shares of Conversion Stock under this Plan reside in such state or foreign country; (ii) the granting of Subscription Rights or the offer or sale of shares of Conversion Stock to such person would require the Holding Company or the Bank or their employees to register, under the securities laws of such state, as a broker, dealer, salesman or agent or to register or otherwise qualify its securities for sale in such state or foreign country; and (iii) such registration or qualifica tion would be impracticable for reasons of cost or otherwise. No payments will be made in lieu of the granting of Subscription Rights to any such person.

L.        Sales Commissions.
          -----------------

          Sales commissions may be paid as determined by the Boards of Directors of the Bank and the Holding Company or their designees to securities dealers assisting subscribers in making purchases of Conversion Stock in the Subscription Offering or in the Community Offering, if the securities dealer is named by the subscriber on the Order Form. In addition, a sales commission may be paid to a securities dealer for advising and consulting with respect to, or for managing the sale of Conversion Stock in, the Subscription Offering, the Community Offering or any other offering.

IX.  ESTABLISHMENT AND FUNDING OF CHARITABLE FOUNDATION

     As part of the Stock Conversion, the Company and the Bank intend to establish a charitable foundation (the "Charitable Foundation"), that will be a nonstock corporation and will qualify as an exempt organization under Section 501(c)(3) of the Internal Revenue Code, and to donate to the Charitable Foundation cash, securities or Conversion Stock in an amount up to $4,000,000. The Charitable Foundation is being formed in connection with the Stock Conversion in order to complement the Bank's existing community reinvestment activities and to share with the Bank's local community a part of the Bank's financial success as a locally headquartered, community-oriented, financial services institution. The Charitable Foundation will be dedicated to the promotion of charitable purposes, including community development, including grants or donations to support housing assistance, education, not-for-profit community groups and other types of organizations or civic-minded projects. It is expected that the Charitable Foundation will annually distribute total grants to assist charitable organizations or to fund projects within its local community of not less than 5% of the average fair value of Charitable Foundation assets each year. In order to serve the purposes for which it was formed and maintain its Section 501(c)(3) qualification, the Charitable Foundation may sell, on an annual basis, a limited portion of any securities contributed to it.

     The board of directors of the Charitable Foundation will be comprised of individuals who are officers or directors of the Bank, as well as other members of the community. The board of directors of the Charitable Foundation will be responsible for establishing the policies of the Charitable Foundation with respect to grants or donations, consistent with the stated purposes of the Charitable Foundation.

X.   ARTICLES OF INCORPORATION, CERTIFICATE OF INCORPORATION AND BYLAWS.

     As part of the Stock Conversion, North Carolina stock articles of incorporation and bylaws will be adopted to authorize the Converted Bank to operate as a North Carolina capital stock savings bank. By approving the Plan, the Members of the Bank will thereby approve amending the Bank's existing North Carolina mutual articles of incorporation and bylaws to read in the form of North Carolina stock articles of incorporation and bylaws. Prior to completion of the Stock Conversion, the proposed North Carolina stock articles of incorporation and bylaws may be amended in accordance with the provisions and limitations for amending the Plan under Paragraph XVI below. The effective date of the amendment of the Bank's existing North Carolina mutual articles of incorporation and bylaws to read in the form of North Carolina stock articles of incorporation and bylaws shall be the date of the issuance of the Conversion Stock, which shall be the date of consummation of the Stock Conversion.

     As part of the Bank Conversion, a North Carolina commercial bank certificate of incorporation and bylaws will be adopted in connection with the conversion of the Converted Bank to a North Carolina commercial bank. By approving the Plan, the Members of the Bank will thereby approve such North Carolina commercial bank certificate of incorporation and bylaws. Prior to completion of the Bank Conversion, the North Carolina commercial bank certificate of incorporation and bylaws may be amended in accordance with the provisions and limitations for amending the Plan under Paragraph XVI below. The effective date of the certificate of incorporation and bylaws of the Commercial Bank shall be the date of the consummation of the Bank Conversion.

XI.  REGISTRATION AND MARKET MAKING.

     In connection and concurrently with the Stock Conversion, the Holding Company shall register the Holding Company Stock with the SEC pursuant to the Securities Exchange Act of 1934, as amended, and shall undertake not to deregister the Holding Company Stock for a period of three years thereafter.

     The Holding Company shall use its best efforts to encourage and assist various Market Makers to establish and maintain a market for the Holding Company Stock. The Holding Company shall also use its best efforts to have the Holding Company Stock quoted on the Nasdaq or listed on a national or regional securities exchange.

XII. STATUS OF SAVINGS ACCOUNTS AND LOANS SUBSEQUENT TO CONVERSION.

     All Savings Accounts in the Bank will retain the same status after Conversion as these accounts had prior to the Conversion. Subject to Paragraph VIII.I. hereof, each holder of a Savings Account in the Bank shall retain, without payment, a withdrawable Savings Account or Savings Accounts in the Converted Bank, equal in dollar amount and on the same terms and conditions (except with respect to voting and liquidation rights) as in effect prior to consummation of the Stock Conversion. Each Person holding a Savings Account at the Converted Bank as of immediately prior to consummation of the Bank Conversion as set forth in Paragraph VII.B. herein shall receive, without payment, a withdrawable Savings Account or Savings Accounts in the Commercial Bank equal in dollar amount and on the same terms and conditions as in effect as of immediately prior to the consummation of the Bank Conversion. All Savings Accounts will continue to be insured by the Savings Association Insurance Fund of the FDIC up to the applicable limits of insurance coverage. All loans shall retain the same status after the Conversion as these loans had prior to Conversion.

     After the Stock Conversion, holders of Savings Accounts in and obligors on loans of the Bank will not have voting rights in the Converted Bank. After the Bank Conversion, holders of Savings Accounts in and obligors on loans of the Converted Bank will not have voting rights in the Commercial Bank. Exclusive voting rights with respect to the Holding Company shall be vested in the holders of the Conversion Stock. Holders of Savings Accounts in and obligors on loans of the Converted Bank and the Commercial Bank will not have any voting rights in the Holding Company except and to the extent that such persons become stockholders of the Holding Company, and the Holding Company will have exclusive voting rights with respect to the Converted Bank's and the Commercial Bank's Capital Stock.

XIII. EFFECT OF CONVERSION.

      Upon consummation of the Stock Conversion, the corporate existence of the Bank shall not cease, but the Converted Bank shall be deemed to be a continuation of the Bank, and shall succeed to all the rights, interests, duties and obligations of the Bank as in existence as of immediately prior to the consummation of the Stock Conversion as described in Paragraph VII.A. herein, including but not limited to all rights and interests of the Bank in and to its assets and properties, whether real, personal or mixed.

      Upon completion of the Bank Conversion, the corporate existence of the Converted Bank shall not cease, but the Commercial Bank shall be deemed to be a continuation of the Converted Bank, and shall succeed to all the rights, interests, duties and obligations of the Converted Bank as in existence as of immediately prior to the consummation of the Bank Conversion as described in Paragraph VII.B. herein, including but not limited to all rights and interests of the Converted Bank in and to its assets and properties, whether real, personal or mixed.

XIV.  LIQUIDATION ACCOUNT.

      After the Conversion, holders of Savings Accounts will not be entitled to share in the residual assets after liquidation of the Converted Bank or the Commercial Bank. However, pursuant to applicable regulations, the Bank shall, at the time of the Stock Conversion, establish a Liquidation Account in an amount equal to its net worth as of the date of the latest statement of financial condition contained in the final prospectus to be used in connection with the Stock Conversion. The function of the Liquidation Account is to establish a priority on liquidation, and, except as provided in Paragraph VIII.G.2. above, the existence of the Liquidation Account shall not operate to restrict the use or application of any of the net worth accounts of the Converted Bank.

      The Liquidation Account shall be maintained by the Converted Bank subsequent to the Stock Conversion for the benefit of Eligible Account Holders and Supplemental Eligible Account Holders who retain their Savings Accounts in the Converted Bank. Each Eligible Account Holder and Supplemental Eligible Account Holder shall, with respect to each Savings Account held, have a related inchoate interest in a portion of the Liquidation Account ("subaccount balance").

      The initial subaccount balance for a Savings Account held by an Eligible Account Holder and/or a Supplemental Eligible Account Holder shall be determined by multiplying the opening balance in the Liquidation Account by a fraction of which the numerator is the amount of the qualifying deposit in the related Savings Account and the denominator is the total amount of the qualifying deposits of all Eligible Account Holders and Supplemental Eligible Account Holders in the Bank. Such initial subaccount balance shall not be increased but shall be subject to downward adjustment as provided below.

      If the deposit balance in any Savings Account of an Eligible Account Holder or Supplemental Eligible Account Holder to which the subaccount relates at the close of business on any annual closing date subsequent to the Eligi bility Record Date or Supplemental Eligibility Record Date is less than the lesser of (i) the deposit balance in such Savings Account at the close of business on any annual closing date subsequent to the Eligibility Record Date or the Supplemental Eligibility Record Date, or (ii) the amount of the Qualifying Deposit in such Savings Account on the Eligibility Record Date or the Supplemental Eligibility Record Date, then the subaccount balance for such savings account shall be adjusted by reducing such subaccount balance in an amount proportionate to the reduction in such deposit balance. In the event of a downward adjustment, the subaccount balance shall not be subsequently increased, notwithstanding any increase in the deposit balance of the related Savings Account. If any such Savings Account is closed, the related subaccount balance shall be reduced to zero.

      In the event of a complete liquidation of the Converted Bank (and only in such event), each Eligible Account Holder and Supplemental Eligible Account Holder shall be entitled to receive a liquidation distribution from the Liquidation Account in the amount of the then-current adjusted subaccount balances for Savings Accounts then held before any liquidation distribution may be made to stockholders. No merger, consolidation, sale of bulk assets or similar combination or transaction with another institution insured by the FDIC shall be considered to be a complete liquidation for these purposes. In such transactions, the Liquidation Account shall be assumed by the surviving institution.

     The Bank Conversion shall not be deemed to be a complete liquidation of the Converted Bank for purposes of the distribution of the Liquidation Account.
Upon consummation of the Bank Conversion, the Liquidation Account, and all rights and obligations of the Converted Bank in connection therewith, shall be assumed by the Commercial Bank.

     The Liquidation Account shall be maintained by the Commercial Bank, under the same rules and conditions applicable to the Converted Bank, subsequent to the Bank Conversion for the benefit of Eligible Account Holders and Supplemental Eligible Account Holders who retain their Savings Accounts in the Commercial Bank.

XV.  RESTRICTIONS ON ACQUISITION OF HOLDING COMPANY.

          A. Present regulations provide that for a period of three years following completion of the Stock Conversion, no person (i.e., an individual, a group Acting in Concert, a corporation, a partnership, an association, a joint stock company, a trust or any unincorporated organization or similar company, a syndicate or any other group formed for the purpose of acquiring, holding or disposing of securities of an insured institution or its holding company) shall directly, or indirectly, offer to purchase or actually acquire the beneficial ownership of more than 10% of any class of Holding Company Stock without the prior approval of the FDIC and the Administrator. However, approval is not required for purchases directly from the Holding Company or underwriters or a selling group acting on their behalf with a view towards public resale, for purchases not exceeding 1% per annum of the shares outstanding or for the acquisition of securities by one or more Tax-Qualified Employee Stock Benefit Plans of the Holding Company or the Converted Bank, provided that the plan or plans do not have beneficial ownership in the aggregate of more than 25% of any class of Holding Company Stock. Civil penalties may be imposed by the FDIC and the Administrator for willful violation or assistance of any violation. Where any person, directly or indirectly, acquires beneficial ownership of more than 10% of any class of Holding Company Stock within such three-year period, without the prior approval of the FDIC and the Administrator, Holding Company Stock beneficially owned by such person in excess of 10% shall not be counted as shares entitled to vote and shall not be voted by any person or counted as voting shares in connec tion with any matter submitted to the stockholders for a vote.

          Upon consummation of the Bank Conversion, no person (i.e., an individual, a group Acting in Concert, a corporation, a partnership, an association, a joint stock company, a trust or any unincorporated organization or similar company, a syndicate or any other group formed for the purpose of acquiring, holding or disposing of securities of an insured institution or its holding company) shall directly, or indirectly, offer to purchase or actually acquire the beneficial ownership of more than 10% of any class of Holding Company Stock without the prior approval of the Federal Reserve Board.

          B. The Holding Company may provide in its certificate of incorporation a provision that, for a specified period of up to five years following the date of the completion of the Stock Conversion, no person shall directly or indirectly offer to acquire or actually acquire the beneficial ownership of more than 10% of any class of Holding Company Stock except with respect to purchases by one or more Tax-Qualified Employee Stock Benefit Plans of the Holding Company or Converted Bank. The Holding Company may provide in its certificate of incorporation for such other provisions affecting the acquisition of Holding Company Stock as shall be determined by its Board of Directors.

XVI.   INTERPRETATION AND AMENDMENT OR TERMINATION OF THE PLAN.

       The Bank's Board of Directors shall have the sole discretion to interpret and apply the provisions of the Plan to particular facts and circumstances and to make all determinations necessary or desirable to implement such provisions, including but not limited to matters with respect to giving preference to natural persons and trusts of natural persons who are permanent Residents of the Bank's Local Community, and any and all interpretations, applications and determinations made by the Board of Directors in good faith and on the basis of such information and assistance as was then reasonably available for such purpose shall be conclusive and binding upon the Bank and its Members and subscribers in the Subscription and Community Offerings, subject to the authority of the FDIC and the Administrator.

       If deemed necessary or desirable, the Plan may be substantively amended at any time prior to submission of the Plan and proxy materials to the Members by a two-thirds vote of the Bank's Board of Directors. After submission of the Plan and proxy materials to the Members, the Plan may be amended by a two-thirds vote of the Bank's Board of Directors at any time prior to the Special Meeting and at any time following such Special Meeting with the concurrence of the FDIC and the Administrator. In its discretion, the Board of Directors may modify or terminate the Plan upon the order of the regulatory authorities without a resolicitation of proxies or another Special Meeting.

       In the event that mandatory new regulations pertaining to the Conversion are adopted by the FDIC, the Administrator, the Federal Reserve Board, or the Commissioner, or any successor agency, prior to the completion of the Conver sion, the Plan will be amended to conform to the new mandatory regulations without a resolicitation of proxies or another Special Meeting. In the event that new conversion regulations adopted by the FDIC, the Administrator, the Federal Reserve Board, or the Commissioner, or any successor agency, prior to completion of the Conversion contain optional provisions, the Plan may be amended to utilize such optional provisions at the discretion of the Board of Directors without a resolicitation of proxies or another Special Meeting.

       By adoption of the Plan, the Bank's Members authorize the Board of Directors to amend and/or terminate the Plan under the circumstances set forth above.

XVII.  EXPENSES OF THE CONVERSION.

       The Holding Company and the Bank will use their best efforts to assure that expenses incurred in connection with the Conversion shall be reasonable.

XVIII. CONTRIBUTIONS TO TAX-QUALIFIED EMPLOYEE STOCK BENEFIT PLANS.

       The Holding Company, the Converted Bank and the Commercial Bank may make scheduled discretionary contributions to their Tax-Qualified Employee Stock Benefit Plans, provided such contributions do not cause the Converted Bank or the Commercial Bank to fail to meet then-applicable regulatory capital requirements.

                                                                       EXHIBIT A

                             1ST STATE BANK, INC.

               AMENDED AND RESTATED CERTIFICATE OF INCORPORATION



     SECTION 1. CORPORATE TITLE. The full corporate title of the savings bank is "1st State Bank, Inc.".

     SECTION 2. REGISTERED OFFICE AND REGISTERED AGENT. The principal and registered office of the savings bank shall be located at 445 South Main Street, Burlington, North Carolina. The registered agent of the savings bank shall be James C. McGill, whose address is the same as the principal and registered office of the savings bank in Alamance County.

     SECTION 3. POWERS. The purposes for which the savings bank is organized are to pursue any and all of the lawful objectives of a stock savings bank chartered under the provisions of the General Statutes of North Carolina and to exercise all of the express, implied and incidental powers conferred thereby and by all acts amendatory thereof and supplemental thereto, subject to the constitutions and laws of the State of North Carolina and the United States as they are now in effect, or as they may hereafter be amended, and subject to all lawful and applicable rules, regulations and orders of appropriate regulatory authorities.

     SECTION 4.  DURATION.  The duration of the savings bank is perpetual.

     SECTION 5. CAPITAL STOCK. The total number of shares of capital stock which the savings bank has authority to issue is 6,000,000, of which 5,000,000 are to be shares of common stock, $1.00 par value per share, and of which 1,000,000 shall be serial preferred stock, $1.00 par value per share. The shares may be issued by the savings bank from time to time as approved by the board of directors. The consideration for the issuance of the shares shall be paid in full before their issuance and shall not be less than the par value of $1.00 per share. The consideration for the shares shall be any tangible or intangible property or benefit to the savings bank, including cash, promissory notes, labor or services actually performed for the savings bank, contracts for services to be performed, or other securities of the savings bank, or any combination of the foregoing. In the absence of actual fraud in the transaction, the value of such property, labor, services or securities, as determined by the board of directors of the savings bank, shall be conclusive. Upon receipt of such consideration by the savings bank, such shares shall be fully paid and nonassessable. In the case of a stock dividend, that part of the surplus of the savings bank which is transferred to stated capital upon the issuance of shares as a stock dividend shall be deemed to be the consideration for their issuance.

     A description of the different classes and series (if any) of the savings bank's capital stock and a statement of the designations, and the relative rights, preferences and limitations of the shares of each class of and series (if any) of capital stock are as follows:

          A. COMMON STOCK. Except as provided in this Section 5 (or in any Articles of Amendment to this Amended and Restated Certificate of Incorporation), the holders of the common stock shall exclusively possess all voting power. Each holder of shares of common stock shall be entitled to one vote for each share held by such holder.

        Whenever there shall have been paid, or declared and set aside for payment, to the holders of the outstanding shares of any class of stockhaving preference over the common stock as to the payment of dividends, the full amount of dividends and of sinking fund, retirement fund or other retirement payments, if any, to which such holders are respectively entitled in preference to the common stock, then dividends may be paid on the common stock and on any class of stock entitled to participate therewith as to dividends out of any assets legally available for the payment of dividends.

     In the event of any liquidation, dissolution, or winding up of the savings bank, the holders of the common stock (and the holders of any class or series of stock entitled to participate with the common stock in the distribution of assets) shall be entitled to receive, in cash or in kind, the assets of the savings bank available for distribution remaining after: (i) payment or provision for payment of the savings bank's debts and liabilities; (ii) distributions or provision for distributions in settlement of its liquidation account in accordance with Article VIII of this Amended and Restated Certificate of Incorporation; and (iii) distributions or provision for distributions to holders of any class or series of stock having preference over the common stock in the liquidation, dissolution, or winding up of the savings bank.

     Each share of common stock shall have the same relative rights as and be identical in all respects with all the other shares of common stock.

     B. PREFERRED STOCK. The board of directors may, pursuant to Articles of Amendment to this Amended and Restated Certificate of Incorporation, which Articles of Amendment shall be effective without stockholder action, provide for one or more classes of preferred stock, which shall be separately identified. The shares of any class may be divided into and issued in series, with each series separately designated so as to distinguish the shares thereof from the shares of all other series and classes. The terms of each series shall be set forth in a Preferred Stock Designation. All shares of the same class shall be identical except as to the following relative rights and preferences, as to which there may be variations between different series:

     (a) The distinctive serial designation and the number of shares constituting such series;

     (b) The dividend rate or the amount of dividends to be paid on the shares of such series, whether dividends shall be cumulative and, if so, from which date(s), the payment date(s) for dividends, and the participating or other special rights, if any, with respect to dividends;

     (c) The voting powers, full or limited, if any, of shares of such series;

     (d) Whether the shares of such series shall be redeemable and, if so, the price(s) at which, and the terms and conditions on which, such shares may be redeemed;

     (e) The amount(s) payable upon the shares of such series in the event of voluntary or involuntary liquidation, dissolution or winding up of the savings bank;

     (f) Whether the shares of such series shall be entitled to the benefit of a sinking or retirement fund to be applied to the purchase or redemption of such shares, and if so entitled, the amount of such fund and the manner of its application, including the price(s) at which such shares may be redeemed or purchased through the application of such fund;

     (g) Whether the shares of such series shall be convertible into, or exchangeable for, shares of any other class or classes of stock of the savings bank or any other institution or corporation and, if so, the conversion price(s), or the rate(s) of exchange, and the adjustments thereof, if any, at which such conversion or exchange may be made, and any other terms and conditions of such conversion or exchange;

     (h) The price or other consideration for which the shares of such series shall be issued; and

     (i) Whether the shares of such series which are redeemed or converted shall have the status of authorized but unissued shares of serial preferred stock and whether such shares may be reissued as shares of the same or any other series of serial preferred stock.

Each share of each series of serial preferred stock shall have the same relative rights as and be identical in all respects with all the other shares of the same series.

     The board of directors shall have authority to divide, pursuant to Articles of Amendment to this Amended and Restated Certificate of Incorporation, which Articles of Amendment shall be effective without stockholder action, any authorized class of preferred stock into series, and, within the limitations set forth in this Section 5 and this Amended and Restated Certificate of Incorporation, fix and determine the relative rights and preferences of the shares of any series so established.

     The savings bank shall be entitled to treat the person in whose name any share of its stock is registered as the owner thereof, for all purposes, and shall not be bound to recognize any equitable or other claim to, or interest in, such share on the part of any other person, whether or not the savings bank shall have notice thereof, except as provided by applicable law.

     SECTION 6. MINIMUM CONSIDERATION. The minimum amount of consideration to be received for its shares of stock before the savings bank will commence business as a stock savings bank is $100.

     SECTION 7. PREEMPTIVE RIGHTS. Holders of the capital stock of the savings bank shall not be entitled to preemptive rights with respect to any shares of the savings bank which may be issued.

     SECTION 8. LIQUIDATION ACCOUNT. Pursuant to the rules and regulations of the Administrator of the Savings Institutions Division of the North Carolina Department of Commerce, the savings bank shall establish and maintain a liquidation account for the benefit of its savings account holders as of December 31, 1994 and as of the last day of the calendar quarter preceding the Administrator's approval of the savings bank's Plan of Conversion dated as of August 11, 1998 (collectively, "eligible savers"). In the event of a complete liquidation of the savings bank, it shall comply with such rules and regulations with respect to the amount and the priorities on liquidation of each of the savings bank's eligible savings' inchoate interest in the liquidation account, to the extent it is still in existence; Provided, that an eligible saver's inchoate interest in the liquidation account shall not entitle such eligible saver to any voting rights at meetings of the savings bank's stockholders.

     SECTION 9. DIRECTORS. The savings bank shall be under the direction of the board of directors. The number of directors, as stated in the savings bank's bylaws, shall not be less than five nor more than fifteen.

     The board of directors of the savings bank shall be elected each year.

     The names and addresses of the persons who are to serve as directors until their successors and elected and qualified are:

            Name  Address
            ----  -------

          James A. Barnwell, Jr.        2909 N. Fairway Drive
                                        Burlington, North Carolina  27215

          Bernie C. Bean                7908 E. Washington Street, Ext.
                                        Mebane, North Carolina  27302

          Richard C. Keziah             2269 Saddle Club Drive
                                        Burlington, North Carolina  27215

          James G. McClure              1043 Hanford Road
                                        Graham, North Carolina  27253

          James C. McGill               1915 W. Lake Drive
                                        Burlington, North Carolina  27215

          T. Scott Quakenbush           2719 Catherine Drive
                                        Burlington, North Carolina  27215

          Richard H. Shirley            2208 W. Front Street
                                        Burlington, North Carolina  27215

          Virgil L. Stadler             2121 Somers Avenue
                                        Burlington, North Carolina  27215


          SECTION 10. LIMITATION OF PERSONAL LIABILITY FOR BOARD OF DIRECTORS. A director of the savings bank shall not be personally liable to the savings bank or its shareholders for monetary damages for breach of any fiduciary duty as a director; provided, however, that this limitation of liability shall not be effective with respect to (i) acts or omissions that the director at the time of such breach knew or believed were clearly in conflict with the best interests of the savings bank, (ii) any liability under Section 55-8-33 of the North Carolina Business Corporation Act or any successor to such Section, (iii) any transaction from which the director derived an improper personal benefit, or (iv) acts or omissions occurring prior to the date this provision becomes effective. As used herein, the term "improper personal benefit" does not include a director's reasonable compensation or other reasonable incidental benefit for or on account of his service as a director, officer, employee, independent contractor, attorney or consultant of the savings bank. If North Carolina law is amended to further eliminate or limit the personal liability of officers and directors, then the liability of officers and directors of the savings bank shall be eliminated or limited to the fullest extent permitted by North Carolina law, as so amended.

          Any repeal or modification of the foregoing paragraph by the stockholders of the savings bank shall not adversely affect any right or protection of a director of the savings bank existing at the time of such repeal or modification.

          SECTION 11. AMENDMENT OF AMENDED AND RESTATED CERTIFICATE OF INCORPORATION. Any addition, alteration or amendment to this Amended and Restated Certificate of Incorporation shall be made in accordance with the provisions of Chapter 54C of the General Statutes of North Carolina and any amendments thereto.


                                        1ST STATE BANK, INC.


                                        By:__________________________
                                           James C. McGill, President



ATTEST:

By:  ________________________________________
      A. Christine Baker, Corporate Secretary

STATE OF NORTH CAROLINA                 )

                                        ) SS:
COUNTY OF ALAMANCE                      )



          This is to certify that on this ______ day of ______________, 1999, before me, a Notary Public, personally appeared James C. McGill and A. Christine Baker, each of whom, being by me first duly sworn, declared that he signed the foregoing instrument in the capacity indicated, that he was authorized so to sign, and that the statements contained therein are true.

          Witness my hand and official seal, this _________ day of ____________, 1999



_______________________________________
_______________________________________
_______________________________________


                                        Notary Public

(OFFICIAL SEAL)


          My Commission Expires:_________

                                                                       EXHIBIT B

                             1ST STATE BANK, INC.

                          AMENDED AND RESTATED BYLAWS


                                   ARTICLE I

                                    OFFICES

          SECTION 1. HOME OFFICE. The principal office of the savings bank shall be at 445 South Main Street, Burlington, North Carolina.

          SECTION 2. REGISTERED OFFICE. The registered office of the savings bank required by law to be maintained in North Carolina may be, but need not be, identical with the principal office.


                                   ARTICLE II

                                  STOCKHOLDERS

          SECTION 1. PLACE OF MEETINGS. All annual and special meetings of stockholders shall be held at the principal office of the savings bank or at such other place in the State in which the principal office is located as the board of directors may determine.

          SECTION 2. ANNUAL MEETING. A meeting of the stockholders of the savings bank for the election of directors and for the transaction of any other business of the savings bank shall be held annually, on the third Tuesday in December [CONFIRM] if not a legal holiday, and if a legal holiday, then on the next succeeding business day which is not a legal holiday, or at such other date as the board of directors may determine.

          SECTION 3. SUBSTITUTE ANNUAL MEETING. If the annual meeting shall not be held on the date designated by these bylaws, a substitute annual meeting may be called in accordance with the provisions of Section 4 of this Article II. A meeting so called shall be designated and treated for all purposes as the annual meeting.

          SECTION 4. SPECIAL MEETINGS. Special meetings of the stockholders for any purpose or purposes, unless otherwise proscribed by North Carolina statutes or the regulations of the Savings Institutions Division of the North Carolina Department of Commerce, may be called at any time by the chairman of the board, the president, or a majority of the board of directors, and shall be called by the chairman of the board, the president, or the secretary upon the written request of the holders of not less than ten percent (10%) of all the votes entitled to be cast on any issue proposed to be considered at the meeting. Such written request shall be signed and dated, shall state the purpose or purposes of the meeting and shall be delivered to the secretary of the savings bank.

          SECTION 5. CONDUCT OF MEETINGS. Annual and special meetings shall be conducted in accordance with rules and procedures adopted by the board of directors. The board of directors shall designate, when present, either the chairman of the board or president to preside at such meetings.

          SECTION 6. NOTICE OF MEETINGS. Written notice signed by the savings bank's secretary stating the place, day, and hour of the meeting and the purpose or purposes for which the meeting is called shall be delivered not less than ten nor more than fifty days before the date of the meeting, either personally or by mail, by or at the direction of the chairman of the board, the president, or the secretary, or the directors calling the meeting, to each stockholder of record entitled to vote at such meeting. If mailed, such notice shall be deemed to be delivered when deposited in the U.S. mail, addressed to the stockholder at his address as it appears on the stock transfer books or records of the savings bank as of the record date prescribed in Section 8 of this Article II with postage prepaid.

          In the case of an annual or substitute annual meeting, the notice of meeting need not specifically state the business to be transacted thereat unless such a statement expressly is required by the provisions of the North Carolina Business Corporation Act. In the case of a special meeting, the notice of meeting specifically shall state the purpose or purposes for which the meeting is called.

          If any meeting of stockholders is adjourned to a different date, time or place, notice need not be given of the new date, time or place if the new date, time or place is announced at the meeting before adjournment and if a new record date is not fixed for the adjourned meeting. If a new record date for the adjourned meeting is or must be fixed pursuant to North Carolina law, notice of the adjourned meeting must be given as provided in this Section 6 to persons who are stockholders as of the new record date.

          SECTION 7. WAIVER OF NOTICE. Any stockholder may waive notice of any meeting before or after the meeting. The waiver must be in writing, signed by the stockholder, and delivered to the savings bank for inclusion in the minutes or filing with the corporate records. A stockholder's attendance, in person or by proxy, at a meeting (a) waives objection to lack of notice or defective notice of the meeting, unless the stockholder or the stockholder's proxy at the beginning of the meeting objects to holding the meeting or transacting business thereat, and (b) waives objection to consideration of a particular matter at the meeting that is not within the purpose or purposes described in the meeting notice, unless the stockholder or his proxy objects to considering the matter before it is voted upon.

          SECTION 8. FIXING OF RECORD DATE. For the purpose of determining stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment, or stockholders entitled to receive payment of any dividend, or in order to make a determination of stockholders for any other purpose, the board of directors shall fix in advance a date as the record date for any such determination of stockholders. Such date in any case shall be not more than sixty days and, in case of a meeting of stockholders, not less than ten days prior to the date on which the particular action requiring such determination of stockholders, is to be taken. When a determination of stockholders entitled to vote at any meeting of stockholders has been made as provided in this Section 8, such determination shall apply to any adjournment thereof, unless the meeting is adjourned to a date more than 120 days after the date fixed for the original meeting.

          SECTION 9. VOTING LISTS. Except as otherwise required by law, after fixing a record date for a meeting, the officer or agent having charge of the stock transfer books for shares of stock of the savings bank shall prepare an alphabetical list of the stockholders entitled to notice of such meeting, or any adjournment thereof, arranged by voting group, with the address of and the number of shares held by each, which list shall be kept on file at the principal office of the savings bank and shall be subject to inspection of any stockholder during usual business hours beginning two business days after notice is given and continuing through the meeting. Such list shall also be produced and kept open at the time and place of the meeting and shall be subject to the inspection by any stockholder during the whole time of the meeting. The original stock transfer book shall be prima facie evidence as to who are the stockholders entitled to examine such list or transfer books or to vote at any meeting of stockholders.

          SECTION 10. QUORUM. Shares entitled to vote generally as a single voting group or as a separate voting group may take action on a matter at the meeting of stockholders only if a quorum of that voting group is present at the meeting with respect to that matter, except that, in the absence of a quorum at the opening of any meeting of stockholders, such meeting may be adjourned from time to time by a vote of a majority of the votes cast on the motion to adjourn; and at any adjourned meeting any business may be transacted which might have been transacted at the original meeting if a quorum exists with respect to the matter proposed. A majority of the votes entitled to be cast on the matter by the voting group shall constitute a quorum of that voting group for action on that matter.

          Once a share is represented for any purpose at a meeting, it is deemed present for quorum purposes for the remainder of the meeting and for any adjournment of that meeting unless a new record date is or must be set for that adjourned meeting.

          SECTION 11. PROXIES. At all meetings of stockholders, a stockholder may vote by proxy executed in writing by the stockholder or by his duly authorized attorney in fact. Proxies solicited on behalf of management shall be voted as directed by the stockholder or, in the absence of such direction, as determined by a majority of the board of directors. No proxy may designate as a holder any corporation or partnership, or any person acting on behalf of a corporation or partnership, or any person other than a natural living person, except for the holder of a specified office or a committee composed of natural persons. No proxy shall be valid after eleven months from the date of its execution except for a proxy coupled with an interest.

          SECTION 12.  VOTING OF SHARES IN THE NAME OF TWO OR MORE PERSONS.
When ownership stands in the name of two or more persons, in the absence of written directions to the savings bank to the contrary, at any meeting of the stockholders of the savings bank, any one or more of such stockholders may cast, in person or by proxy, all votes to which such ownership is entitled. In the event an attempt is made to cast conflicting votes, in person or by proxy, by the several persons in whose names shares of stock stand, the vote or votes to which those persons are entitled shall be cast as directed by a majority of those holding such stock and present in person or by proxy at such meeting, and then each person in whose names shares of stock stand shall be entitled to vote the shares in question proportionally.

          SECTION 13. VOTING OF SHARES BY CERTAIN HOLDERS. Shares standing in the name of another corporation may be voted by any officer, agent, or proxy as the bylaws of such corporation may prescribe, or, in the absence of such provision, as the board of directors of such corporation may determine. Shares held by an administrator, executor, guardian, or conservator may be voted by him, either in person or by proxy, without a transfer of such shares into his name upon satisfactory proof to the savings bank of his appointment. Shares standing in the name of a trustee may be voted by him, either in person or by proxy, but no trustee shall be entitled to vote shares held by him without a transfer of such shares into his name. Shares standing in the name of a receiver may be voted by such receiver, and shares held by or under the control of a receiver may be voted by such receiver without the transfer thereof into his name if authority to do so is contained in an appropriate order of the court or other public authority by which such receiver was appointed.

          A stockholder whose shares are pledged shall be entitled to vote such shares until the shares have been transferred into the name of the pledgee, and thereafter the pledgee shall be entitled to vote the shares so transferred.

          Neither treasury shares of its own stock held by the savings bank, nor shares held by another corporation, if a majority of the shares entitled to vote for the election of directors of such other corporation are held by the savings bank, shall be voted at any meeting or counted in determining the total number of outstanding shares at any given time for purposes of any meeting.

          SECTION 14. VOTING. Each stockholder shall be entitled to cast one vote for each share of stock held as of the record date. A majority of the shares voted at a meeting of stockholders shall be sufficient to take or authorize action upon any matter which may properly come before the meeting, unless otherwise provided by applicable law or regulation, the savings bank's amended and restated certificate of incorporation or these bylaws, except that directors shall be elected by a plurality of the votes cast by the shares entitled to vote in the election at a meeting at which a quorum is present.

          SECTION 15. INFORMAL ACTION BY STOCKHOLDERS. Any action required to be taken at a meeting of the stockholders, or any other action which may be taken at a meeting of the stockholders, may be taken without a meeting if consent in writing, setting forth the action so taken, shall be given by all of the stockholders entitled to vote with respect to the subject matter thereof and filed with the secretary of the savings bank as part of the savings bank's records.

          SECTION 16. INSPECTORS OF ELECTION. In advance of any meeting of stockholders, the board of directors may appoint any persons other than nominees for office as inspectors of election to act at such meeting or any adjournment thereof. The number of inspectors shall be either one or three. If the board of directors so appoints either one or three such inspectors that appointment shall not be altered at the meeting. If inspectors of election are not so appointed, the chairman of the board or the president may, and on the request of any stockholder or proxy holder shall, make such appointment at the meeting. In case any persons appointed as inspector fails to appear or fails or refuses to act, the vacancy may be filled by appointment by the board of directors in advance of the meeting or at the meeting by the chairman of the board or the president.

     Unless otherwise prescribed by applicable regulations, the duties of such inspectors shall include: determining the number of shares of stock and the voting power of each share, the shares of stock represented at the meeting, the existence of a quorum, and the authenticity, validity and effect of proxies; receiving votes, ballots or consents; hearing and determining all challenges and questions in any way arising in connection with the right to vote; counting and tabulating all votes or consents; determining the result; and such acts as may be proper to conduct the election or vote with fairness to all stockholders.

     SECTION 17.  NOMINATING COMMITTEE.   The board of directors shall act
as a nominating committee for selecting the management nominees for election as directors. Provided that such committee makes such nominations, no nominations for directors except those made by the nominating committee shall be voted upon at the annual meeting unless other nominations by stockholders are made in writing and delivered to the secretary of the savings bank at least five days prior to the date of the annual meeting.

     SECTION 18. NEW BUSINESS. Any new business proposed to be taken up at the annual meeting by any stockholder shall be stated in writing and filed with the secretary of the savings bank at least twenty days before the date of the annual meeting, and all business so stated, proposed, and filed shall be considered at the annual meeting, but no other proposal shall be acted upon at the annual meeting. Any stockholder may make any other proposal at the annual meeting and the same may be discussed and considered, but unless stated in writing and filed with the secretary at least twenty days before the meeting, such proposal shall be laid over for action at an adjourned, special, or annual meeting of the stockholders taking place thirty days or more there after. This provision shall not prevent the consideration and approval or disapproval at the annual meeting of reports of officers, directors, and committees, but in connection with such reports, no new business shall be acted upon at such annual meeting unless stated and filed as herein provided.


                                 ARTICLE III

                               BOARD OF DIRECTORS

     SECTION 1. GENERAL POWERS. The business and affairs of the savings bank shall be under the direction of its board of directors. The board of directors shall annually elect a chairman of the board from among its members and shall designate, when present, either the chairman of the board or the president to preside at its meetings.

     SECTION 2. NUMBER AND TERM. The board of directors shall consist of eight members. The Stockholders of the Bank shall elect directors at each annual meeting. If the election of directors is not held at the annual meeting, an election may be held at a later meeting called for that purpose. A director serves until the next annual meeting of stockholders and until a successor is elected and qualified. The number of directors may be increased or decreased from time to time by the board of directors, except that no decrease shall result in any director being forced to resign or otherwise be removed, and if the stockholders are denied the right to cumulate their votes in the election of directors, the board of directors may not increase or decrease the number of directors by more than thirty percent (30%) during any twelve-month period.

     SECTION 3.  QUALIFICATION AND ELECTION OF DIRECTORS.   A person who is
seventy-five (75) years of age or older and who is not an employee of the savings bank shall not be eligible for election, re-election, appointment, or re-appointment to the board of directors of the savings bank. A non-employee director shall not serve as such beyond the annual meeting of the savings bank immediately following the non-employee director becoming seventy-five (75). Persons may serve as Advisor Directors without regard to age.

     Directors shall have stock ownership in the savings bank or its holding company of five thousand dollars ($5,000) in market value at the time of purchase.

          SECTION 4. REGULAR MEETINGS. A regular meeting of the board of directors shall be held immediately after, and at the same place as, the annual meeting of stockholders. The board of directors may provide, by resolution, the time and place for the holding of additional regular meetings without other notice than such resolution.

          SECTION 5. SPECIAL MEETINGS. Special meetings of the board of directors may be called by or at the request of the chairman of the board, the president or at least two of the directors. The persons authorized to call special meetings of the board of directors may fix any place, within the savings bank's regular lending area, as the place for holding any special meeting of the board of directors called by such persons.

          Members of the board of directors may participate in meetings by means of conference telephone or similar communications equipment by which all persons participating in the meeting can simultaneously hear each other.

          SECTION 6. NOTICE OF MEETINGS. Regular meetings of the board of directors may be held without notice. The person or persons calling a special meeting of the board of directors shall, at least five days before the meeting, give notice thereof by any usual means of communication. Such notice need not specify the purpose for which the meeting is called.

          SECTION 7. WAIVER OF NOTICE. Any director may waive notice of any meeting. The waiver must be in writing, signed by the director entitled to the notice and filed with the minutes or corporate records of the savings bank. Attendance by a director at a meeting shall constitute a waiver of notice of such meeting, unless the director at the beginning of the meeting (or promptly upon his arrival) objects to holding the meeting or transacting business at the meeting and does not thereafter vote for or assent to action taken at the meeting.

          SECTION 8.  QUORUM.  A majority of the number of directors fixed by
Section 2 of this Article III shall constitute a quorum for the transaction of business at any meeting of the board of directors, but if less than such majority is present at a meeting, a majority of the directors present may adjourn the meeting from time to time. Notice of any adjourned meeting shall be given in the same manner as prescribed by Section 6 of this Article III.

          SECTION 9. MANNER OF ACTING. The act of the majority of the directors present at a meeting at which a quorum is present shall be the act of the board of directors, unless a greater number is prescribed by applicable regulation or by these bylaws.

          SECTION 10. ACTION WITHOUT A MEETING. Any action required or permitted to be taken by the board of directors at a meeting may be taken without a meeting if a consent in writing, setting forth the action so taken, shall be signed by all of the directors.

          SECTION 11. RESIGNATION. Any director may resign at any time by sending a written communication of such resignation to the principal office of the savings bank addressed to the board of directors, its chairman or the savings bank. A resignation is effective when it is communicated unless it specifies in writing a later effective date or subsequent event upon which it will become effective.

          SECTION 12. VACANCIES. Any vacancy occurring on the board of directors may be filled by the affirmative vote of a majority of the remaining directors although less than a quorum of the board of directors. A director elected to fill a vacancy shall be elected for the unexpired term of his predecessor in office. Any directorship to be filled by reason of an increase in the number of directors may be filled by election by the board of directors for a term of office continuing only until the next election of directors by the stockholders.

          SECTION 13. PRESUMPTION OF ASSENT. A director of the savings bank who is present at a meeting of the board of directors at which action on any savings bank matter is taken shall be presumed to have assented to the action taken unless his dissent or abstention shall be entered in the minutes of the meeting or unless he shall file his written dissent to such action with the person acting as the secretary of the meeting before the adjournment thereof or shall forward such dissent by registered mail to the secretary of the savings bank within five days after the date he receives a copy of the minutes of the meeting. Such right to dissent shall not apply to a director who voted in favor of such action.

          SECTION 14. REMOVAL OF DIRECTORS. At a meeting of stockholders called expressly for that purpose, any director may be removed only for cause by a vote of the holders of a majority of the shares then entitled to vote at an election of directors. For the purposes of this Section 14, "cause" shall mean
(a) an adjudication by a court of competent jurisdiction that the director to be removed is liable for negligence or misconduct in the performance of his duty to the savings bank, (b) a felony conviction by a court of competent jurisdiction, or (c) the director's actions or failure to act are deemed to be in derogation of the director's duties. Notwithstanding the foregoing, whenever the holders of any one or more series of preferred stock of the savings bank shall have the right, voting separately as a class, to elect one or more directors of the savings bank, the preceding provisions of this section shall not apply with respect to the director or directors elected by such holders of preferred stock.

          SECTION 15. COMPENSATION. The savings bank may compensate directors for their services as such and may provide for the payment of any or all expenses incurred by directors in attending regular and special meetings of the board.

          SECTION 16. COMMITTEES OF THE BOARD. The board of directors, by resolution adopted by a majority of the number of directors fixed by these bylaws, may designate three or more directors to constitute an executive committee and other committees, each of which, to the extent authorized by law and provided in such resolution, shall have and may exercise all of the authority of the board of directors in the management of the savings bank. The designation of any committee and the delegation thereto of authority shall not operate to relieve the board of directors, or any member thereof, or any responsibility or liability imposed upon it or him by law.

          SECTION 17. POWER TO BORROW. The board of directors is authorized to borrow money for the savings bank, and the board of directors may, by resolution adopted by a vote of at least two-thirds of the entire board duly recorded in the minutes, authorize the officers of the savings bank to borrow money for the savings bank on such terms and conditions as it may deem proper.


                                  ARTICLE IV

                                   OFFICERS

          SECTION 1. OFFICERS OF THE SAVINGS BANK. The officers of the savings bank shall consist of a president, secretary, treasurer, and such vice presidents, assistant secretaries, assistant treasurers, and other officers as the board of directors may deem necessary. Any two or more offices may be held by the same person, but in no event may any officer act in more than one capacity where action of two or more officers is required.

          The board of directors shall assign an officer of the savings bank the duties of managing officer who shall carry out the policies set by the board of directors. The board of directors shall prescribe the duties of the managing officer. The officers shall have such authority and perform such duties as the board of directors may from time to time authorize or determine. In the absence of action by the board of directors, the officers shall have such powers and duties as generally pertain to their respective offices.

          SECTION 2. SELECTION AND TERM. The officers of the savings bank shall be selected by the board of directors. Each officer shall hold office until his death, resignation, retirement, removal, disqualification or his successor is selected and qualified.

          SECTION 3. COMPENSATION OF OFFICERS. The compensation of all officers of the savings bank shall be fixed by the board of directors and no officer shall serve the savings bank in any other capacity and receive compensation therefor, unless such additional compensation is authorized by the board of directors.

          SECTION 4. REMOVAL. Any officer or agent of the savings bank may be removed by the board whenever in its judgment the best interests of the savings bank will be served thereby; but such removal shall be without prejudice to the contract rights, if any, of the person so removed.

          SECTION 5. BONDS. Subject to applicable law and regulations, the board of directors shall require each officer, agent, or employee of the savings bank to give bond to the savings bank, with sufficient sureties, conditioned on the faithful performance of the duties of his respective office or position, and to comply with such other conditions as may be required by the board of directors.


                                   ARTICLE V

                     CONTRACTS, LOANS, CHECKS AND DEPOSITS

          SECTION 1. CONTRACTS. The board of directors may authorize any officer or officers, agent or agents, to enter into any contracts or execute and deliver any instrument on behalf of the savings bank, and such authority may be general or confined to specific instances.

          SECTION 2. LOANS. No loans shall be contracted on behalf of the savings bank and no evidences of indebtedness shall be issued in its name unless authorized by Article VII of these bylaws or by a resolution of the board of directors. Such authority may be general or confined to specific instances.

          SECTION 3. CHECKS AND DRAFTS. All checks, drafts or other orders for payment of money issued in the name of the savings bank shall be signed by such officer or officers, agent or agents of the savings bank and in such manner as shall be determined by resolution of the board of directors.

          SECTION 4. DEPOSITS. All funds of the savings bank not otherwise employed shall be deposited to the credit of the savings bank in such depositories as the board of directors shall direct.


                                  ARTICLE VI

                             WITHDRAWABLE ACCOUNTS

          SECTION 1. CLASSES OF WITHDRAWABLE ACCOUNTS. The savings bank may issue as many classes of withdrawable accounts as the board of directors shall establish, subject to such regulations and limitations as the Administrator of the Savings Institutions Division of the North Carolina Department of Commerce and the Federal Deposit Insurance Corporation may prescribe. Such classes of withdrawable accounts may include, without limitation, passbook accounts, certificate accounts, NOW accounts, trust accounts, IRA accounts, demand accounts and Keogh accounts. The minutes of the meeting of the board of directors of the savings bank shall clearly define each class of withdrawable account being offered to the public and shall show all changes made in the class or classes of withdrawable accounts available to the customers of the savings bank.

          SECTION 2. WITHDRAWALS. The savings bank shall have the right to pay the withdrawal value of its withdrawable accounts at any time upon proper application therefor and to pay the holders thereof the withdrawal value thereof. Upon receipt of a written application from any holder of a withdrawable account of the savings bank for the withdrawal from such account of all or any part of the withdrawal value thereof, the savings bank shall within thirty days pay the amount requested. If the savings bank is unable to pay all withdrawals requested at the end of thirty days from the date of such requests, it shall then pay all withdrawals requested in accordance with the applicable provisions of the General Statutes of North Carolina, as amended, and the regulations of the Federal Deposit Insurance Corporation. Holders of withdrawable accounts for which application for withdrawal has been made shall remain holders of withdrawable accounts until paid and shall not become creditors.

          When a certificate or agreement between the savings bank and the account holder specifies a particular period of time for notice of withdrawals, withdrawals shall be made in accordance with such certificate or agreement.

          SECTION 3. FORCED RETIREMENT. If so provided in the withdrawable account contract, the savings bank may redeem all or any part of its withdrawable accounts which have not been pledged as security for loans. The savings bank shall give at least thirty days notice of such redemption by certified mail addressed to the holder of each withdrawable account at his last address as recorded on the books of the savings bank. The savings bank may not redeem any of its withdrawable accounts when it has any request for withdrawal which has been on file and unpaid for more than thirty days. Also, the savings bank may not redeem any fixed-term withdrawable accounts which have not matured. The redemption price of each withdrawable account redeemed shall be the full value thereof, as determined by the board of directors, but in no event shall the redemption price be less than the withdrawal amount of such withdrawable accounts. If notice of redemption is duly given and sufficient funds are available for such redemption, interest shall cease to accrue on the withdrawable account as of the redemption date. After the redemption date all rights with respect to the withdrawable account shall terminate, except for the right of the withdrawable account holder to receive the redemption price thereof without interest.

          SECTION 4. NEW ACCOUNT BOOKS. The savings bank may issue a new account book or certificate, or other evidence of ownership of a withdrawable account in the name of the holder of record at any time when requested by such holder or his or her legal representative upon proof satisfactory to the savings bank that the original account book or certificate has been lost or destroyed. Such proof of loss shall ordinarily include a written verification by the holder or his or her legal representative that the account book or certificate has been lost or destroyed and the account has not been pledged or assigned. Such new account book or certificate shall expressly state that it is issued in lieu of the one lost or destroyed and that the savings bank shall in no way be liable thereafter on account of the original book or certificate. When issuing such a new account book or certificate, the savings bank may, at its option, require the holder of record to give the savings bank a bond in such sum as it may direct, or such other indemnification as it may dictate, in order to indemnify the savings bank against any loss that might result from the issuance of the new account book or certificate.


                                  ARTICLE VII

                             LOANS AND INVESTMENTS

          SECTION 1. GENERAL LENDING AUTHORITY. Funds of the savings bank shall be loaned in compliance with the General Statutes of North Carolina and the regulations promulgated by the Administrator of the Savings Institutions Division of the North Carolina Department of Commerce, and applicable federal statutes and regulations, and in such sum and at such time as the board of directors may determine.

          SECTION 2. MANNER OF MAKING LOANS. The board of directors shall establish and maintain procedures by which loans are to be considered, approved, and made by the savings bank. Such loan procedures may be amended by resolution of the board of directors.

          The board of directors shall establish a Loan Committee to implement the board's loan procedures and to consider and approve loans.

          The board of directors may designate one or more of the savings bank's officers to serve as Loan Officers. Such Loan Officers shall have authority to approve loans as determined by the board and the Loan Committee.

          All actions taken on loan applications to the savings bank shall be reported to the board of directors at its meeting next following such actions.

          SECTION 3. APPRAISALS. The board of directors shall cause all real estate upon which loans are applied for to be appraised and approved as provided by law.

                                 ARTICLE VIII

                  CERTIFICATES FOR SHARES AND THEIR TRANSFER

          SECTION 1. CERTIFICATES FOR SHARES. Certificates representing shares of capital stock of the savings bank shall be in such form as shall be determined by the board of directors and in accordance with the laws of North Carolina. Such certificates shall be signed by the chief executive officer or by any other officer of the savings bank authorized by the board of directors, attested by the secretary or an assistant secretary, and sealed with the corporate seal or a facsimile thereof. The signatures of such officers upon a certificate may be facsimiles if the certificate is manually signed on behalf of a transfer agent or a registrar, other than the savings bank itself or one of its employees. Each certificate for shares of capital stock shall be consecutively numbered or otherwise identified. The name and address of the person to whom the certificate is issued, with the number of shares and date of issue, shall be entered on the stock transfer books of the savings bank. All certificates surrendered to the savings bank for transfer shall be cancelled and no new certificate shall be issued until the former certificate for a like number of shares shall have been surrendered and cancelled, except that in the case of a lost or destroyed certificate, a new certificate may be issued therefor upon such terms and indemnity to the savings bank as the board of directors may prescribe.

          SECTION 2. TRANSFER OF SHARES. Transfer of shares of capital stock of the savings bank shall be made only on its stock transfer books. Authority for such transfer shall be given only by the holder of record thereof or by his legal representative, who shall furnish proper evidence of such authority, or by his attorney thereunto authorized by power of attorney duly executed and filed with the savings bank. Such transfer shall be made only on surrender for cancellation of the certificate for such shares. The person in whose name shares of capital stock stand on the books of the savings bank shall be deemed by the savings bank to be the owner thereof for all purposes.


                                  ARTICLE IX

                                INDEMNIFICATION

          In addition to and apart from the indemnification required or permitted by law, and except as otherwise provided in these bylaws, the savings bank shall provide indemnification as follows:

          SECTION 1. INDEMNITY. Any person who at any time serves or has served as a director, officer, employee or agent of the savings bank and any such person who serves or has served at the request of the savings bank as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, or as a trustee or administrator under an employee benefit plan, shall have a right to be indemnified by the savings bank to the full extent allowed by applicable law against liability and litigation expense arising out of such status or activities in such capacity. "Liability and litigation expense" shall include costs and expenses of litigation (including reasonable attorneys' fees), judgments, fines and amounts paid in settlement which are actually and reasonably incurred in connection with or as a consequence of any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, including appeals. In no circumstances, however, shall the savings bank indemnify any such person against any liability or litigation expense incurred on account of activities which were at the time taken known or believed by such person to be clearly in conflict with the best interests of the savings bank.

          SECTION 2. DETERMINATION OF RIGHT TO INDEMNITY. Promptly after the final disposition or termination of any matter which involves liability or litigation expense as described in Section 1 of this Article or at such earlier time as it sees fit, the savings bank shall determine whether any person described in Section 1 of this Article is entitled to indemnification thereunder. Such determination shall be limited to the following issues: (i) whether the persons to be indemnified are persons described in Section 1 of this Article, (ii) whether the liability or litigation expense incurred arose out of the status or activities of such persons as described in Section 1 of this Article, (iii) whether the liability was actually incurred and/or litigation expense was actually and reasonably incurred, and (iv) whether the indemnification requested is permitted by applicable law. Such determination shall be made by a majority vote of directors who were not parties to the action, suit or proceeding (or, in connection with "threatened" actions, suits or proceedings, who were not "threatened parties"). If at least two such disinterested directors are not obtainable, or, even if obtainable, if at least half of the number of disinterested directors so direct, such determination shall be made by independent legal counsel in written opinion.

          SECTION 3. ADVANCE EXPENSES. (a) Litigation expense incurred by a person described in Section 1 of this Article in connection with a matter described in Section 1 of this Article may be paid by the savings bank in advance of the final disposition or termination of such matter, if the savings bank receives an undertaking, dated in writing and signed by the person to be indemnified, to repay all such sums unless such person is ultimately determined as provided in Section 2 of this Article to be entitled to be indemnified by the savings bank. Requests for payments in advance of final disposition or termination shall be submitted in writing to the savings bank unless this requirement is waived by the savings bank. Before the first such payment is made, the savings bank shall have received the written undertaking referred to herein and notice of the request for advance payment shall have been given to the members of the board of directors.

          (b) Notwithstanding the foregoing subsection (a), no advance payment shall be made as to any payment or portion of a payment for which the determination is made that the person requesting payment will not be entitled to indemnification. Such determination may be made only by a majority vote of disinterested directors or by independent legal counsel as next provided. If there are not at least two disinterested directors, then notice of all requests for advance payment shall be delivered for review to independent legal counsel for the savings bank. Such counsel shall have the authority to disapprove any advance payment or portion of a payment for which it plainly and unavoidably appears that the person requesting payment will not be entitled to indemnification.

          SECTION 4. SETTLEMENTS. The savings bank shall not be obligated to indemnify persons described in Section 1 of this Article for any amounts paid in settlement unless the savings bank consents in writing to the settlement. The savings bank shall not unreasonably withhold its consent to proposed settlements. The savings bank's consent to a proposed settlement shall not constitute an agreement by the savings bank that any person is entitled to indemnification hereunder; the savings bank shall waive the requirement of this
Section 4 for its written consent as fairness and equity may require.

          SECTION 5. APPLICATION FOR INDEMNITY OR ADVANCES. (a) A person described in Section 1 of this Article may apply to the savings bank in writing for indemnification or advance expenses. Such application shall be addressed to the secretary, or, in the absence of the secretary, to any officer of the savings bank. The savings bank shall respond in writing to such applications as follows: to a request for indemnity under Section 2 of this Article, within ninety days after receipt of the application; to a request for advance expenses under Section 3 of this Article, within fifteen days after receipt of the application.

          If any action is necessary or appropriate to authorize the savings bank to pay the indemnification required by these bylaws, the board of directors shall take such action, including (i) making a good faith evaluation of the indemnification request, (ii) giving notice to, and obtaining approval by the stockholders of the savings bank, and (iii) taking any other action.

          (b) The right to indemnification or advance expenses provided herein shall be enforceable in any court of competent jurisdiction. A legal action may be commenced if a claim for indemnity or advance expenses is denied in whole or in part, or upon the expiration of the time periods provided in the preceding subsection (a). In any such action, the claimant shall be entitled to prevail upon establishing that he or she is entitled to indemnification or advance expenses but the savings bank shall have the burden of establishing, as a defense, that the liability or expense was incurred on account of activities which were at the time taken known or believed by the claimant to be clearly in conflict with the best interests of the savings bank. In any such action, if the claimant establishes the right to indemnification, he or she shall also have the right to be indemnified against the litigation expense (including, without limitation, reasonable attorneys' fee) of such action.

          SECTION 6. INSURANCE. As provided by N.C. Gen. Stat. (S)55-8-57, the savings bank shall have the power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the savings bank, or who, while a director, officer, employee or agent of the savings bank, is or was serving at the request of the savings bank as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, or as a trustee or administrator under an employee benefit plan, against any liability asserted against him and incurred by him in any such capacity or arising out of his status as such, whether or not the savings bank has the power to indemnify him against such liability.

          SECTION 7. INCIDENTS OF RIGHT OF INDEMNIFICATION. The right to indemnification provided herein shall not be deemed exclusive of any other rights to which any persons seeking indemnity may be entitled apart from the provisions of this bylaw, except there shall be no right to indemnification as to any liability or litigation expense for which such person is entitled to receive payment under any insurance policy other than a directors' and officers' liability insurance policy maintained by the savings bank. Such right shall inures to the benefit of the heirs and legal representatives of any persons entitled to such right. Any person who at any time after the adoption of this bylaw serves or has served in any status or capacity described in Section 1 of this Article, shall be deemed to be doing or to have done so in reliance upon, and as consideration for, the right of indemnification provided herein. Any repeal or modification hereof shall not affect any rights or obligations then existing. The right provided herein shall not apply as to persons serving institutions which are hereafter merged into or combined with the savings bank, except after the effective date of such merger or combination and only as to status and activities after such date.

          SECTION 8. SAVINGS CLAUSE. If this Article IX or any portion hereof shall be invalidated on any ground by any court or agency of competent jurisdiction, then the savings bank shall nevertheless indemnify each person described in Section 1 of this Article to the full extent permitted by the portion of this Article IX that is not invalidated and also to the full extent (not exceeding the benefits described herein) permitted or required by other applicable law.


                                   ARTICLE X

                           FISCAL YEAR; ANNUAL AUDIT

          This fiscal year of the savings bank shall be fixed by the board of directors.


                                  ARTICLE XI

                                   DIVIDENDS

          Subject to the terms of the savings bank's amended and restated certificate of incorporation and applicable law and regulations, the board of directors may, from time to time, declare, and the savings bank may pay, dividends on its outstanding shares of capital stock.


                                  ARTICLE XII

                                CORPORATE SEAL


          The corporate seal of the savings bank shall be in such form as the board of directors shall prescribe by resolution.

                                 ARTICLE XIII

                                  AMENDMENTS

          These bylaws may be amended at any time by a majority vote of the full board of directors, or by a majority vote of the votes cast by the stockholders of the savings bank at any legal meeting, unless otherwise provided by law or regulation. Each amendment shall be filed with the Administrator of the Savings Institutions Division of the North Carolina Department of Commerce.


Adopted this ___ day of _____________, 1999.


_______________________________________
A. Christine Baker
Corporate Secretary

                                                                       EXHIBIT C

                               1ST STATE BANK

               AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

                                   ARTICLE I

          The name of the Bank (hereinafter called the "Bank") is 1st State
Bank.


                                  ARTICLE II

          The principal office of the Bank is to be located at 445 South Main Street, Burlington, Alamance County, State of North Carolina.

                                  ARTICLE III

          The names and addresses of the incorporators of the Bank are as follows:

          Name                           Address
          ----                           -------

          James A. Barnwell, Jr.         2909 N. Fairway Drive
                                         Burlington, North Carolina  27215

          Bernie C. Bean                 7908 E. Washington Street, Ext.
                                         Mebane, North Carolina  27302

          Richard C. Keziah              2269 Saddle Club Drive
                                         Burlington, North Carolina  27215

          James G. McClure               1043 Hanford Road
                                         Graham, North Carolina  27253

          James C. McGill                1915 W. Lake Drive
                                         Burlington, North Carolina  27215

          T. Scott Quakenbush            2719 Catherine Drive
                                         Burlington, North Carolina  27215

          Richard H. Shirley             2208 W. Front Street
                                         Burlington, North Carolina  27215

          Virgil L. Stadler              2121 Somers Avenue
                                         Burlington, North Carolina  27215

                                  ARTICLE IV

          The above-named incorporators have associated together for the purpose of forming a North Carolina commercial bank to conduct a general banking and trust business which shall have all of the powers authorized for banks under Chapter 53 of the General Statutes of North Carolina and such powers authorized by the North Carolina Business Corporation Act as are not inconsistent with Chapter 53.

                                   ARTICLE V

          The total number of shares of capital stock that the Bank has authority to issue is 10,000,000 shares of the par value of $10.00 per share, all of which shares are of one class and are designated shares of common stock. The aggregate par value of all shares that the Bank has authority to issue is $100,000,000. Upon full payment, such shares shall be fully paid and nonassessable in the hands of the holders thereof.

          Each holder of capital stock of the Bank shall have one vote for each share of capital stock that the stockholder owns of record.

                                  ARTICLE VI

          The board of directors of the Bank shall consist of eight (8) members, which number may be increased or decreased pursuant to the By-laws of the Bank, but shall never be less than the minimum number required by North Carolina law, as now or hereinafter in effect. The names and residence addresses of those who will serve as directors of the Bank until their successors are elected and qualify are as follows:

          Name                           Address
          ----                           -------


          James A. Barnwell, Jr.         2909 N. Fairway Drive
                                         Burlington, North Carolina  27215

          Bernie C. Bean                 7908 E. Washington Street, Ext.
                                         Mebane, North Carolina  27302

          Richard C. Keziah              2269 Saddle Club Drive
                                         Burlington, North Carolina  27215

          James G. McClure               1043 Hanford Road
                                         Graham, North Carolina  27253

          James C. McGill                1915 W. Lake Drive
                                         Burlington, North Carolina  27215

          T. Scott Quakenbush            2719 Catherine Drive
                                         Burlington, North Carolina  27215

          Richard H. Shirley             2208 W. Front Street
                                         Burlington, North Carolina  27215

          Virgil L. Stadler              2121 Somers Avenue
                                         Burlington, North Carolina  27215

                                  ARTICLE VII

          The board of directors of the Bank may authorize the issuance from time to time of shares of the Bank's capital stock for such consideration permitted under Chapter 53 of the General Statutes of North Carolina as the board of directors may deem advisable.

                                 ARTICLE VIII

          A director of the Bank shall not be personally liable to the Bank or its stockholders for money damages for breach of any fiduciary duty as a director; provided, however, that this limitation of liability shall not be effective with respect to: (i) acts or omissions that the director at the time of such breach knew or believed were clearly in conflict with the best interests of the Bank; (ii) any liability under Section 55-8-33 of the of North Carolina Business Corporation Act; (iii) any transaction from which the director derived an improper personal benefit; (iv) such acts or omissions under which the elimination of personal liability of directors for monetary damages would be in violation of the provisions of Chapter 53 of the General Statutes of North Carolina (or any amendment thereto); (v) acts or omissions occurring prior to the this Certificate filed with the North Carolina Secretary of State, or (vi) the extent otherwise required by North Carolina law. As used herein, the term "improper personal benefit" does not include a director's reasonable compensation or other reasonable incidental benefit for or on account of his service as a director, officer, employee, independent contractor, attorney or consultant of the Bank. If North Carolina law is amended to further eliminate or limit the personal liability of officers and directors, then the liability of officers and directors of the Bank shall be eliminated or limited to the fullest extent permitted by North Carolina law, as so amended.

          Any repeal or modification of the foregoing paragraph by the stockholders of the Bank shall not adversely affect any right or protection of a director of the Bank existing at the time of such repeal or modification.


                                  ARTICLE IX

          The Bank shall indemnify, to the fullest extent permissible under North Carolina Law, as from time to time amended, any individual who is or was a director, officer, employee or agent of the Bank, and any individual who serves or served at the Bank's request as a director, officer, partner, trustee, employee or agent of another corporation, partnership, joint venture, trust, other enterprise or employee benefit plan, in any proceeding in which the individual is made a party as a result of his service in such capacity.

          Any repeal or modification of the foregoing paragraph by the stockholders of the Bank shall not adversely affect any right or protection of a director of the Bank existing at the time of such repeal or modification.


                                   ARTICLE X

          The duration of the Bank shall be perpetual.


                                  ARTICLE XI

          The resident agent of the Bank is James C. McGill. The address of the resident agent in the State of North Carolina is 445 South Main Street, Burlington, North Carolina 27216-1797.

                                                                       EXHIBIT D


                               1ST STATE BANK

                                    BYLAWS



                                   ARTICLE I

                                    OFFICES

          SECTION 1. HOME OFFICE. The principal office of the Bank shall be at 445 South Main Street, Burlington, North Carolina.

          SECTION 2. REGISTERED OFFICE. The registered office of the Bank required by law to be maintained in North Carolina may be, but need not be, identical with the principal office.


                                  ARTICLE II

                                 STOCKHOLDERS

          SECTION 1. PLACE OF MEETINGS. All annual and special meetings of stockholders shall be held at the principal office of the Bank or at such other place in the State in which the principal office is located as the board of directors may determine.

          SECTION 2. ANNUAL MEETING. A meeting of the stockholders of the Bank for the election of directors and for the transaction of any other business of
the Bank shall be held annually, on the    [NUMBER]       [DAY OF WEEK] in
                                        -------------- ----------------
January if not a legal holiday, and if a legal holiday, then on the next succeeding business day which is not a legal holiday, or at such other date as the board of directors may determine.

          SECTION 3. SUBSTITUTE ANNUAL MEETING. If the annual meeting shall not be held on the date designated by these bylaws, a substitute annual meeting may be called in accordance with the provisions of Section 4 of this Article II. A meeting so called shall be designated and treated for all purposes as the annual meeting.

          SECTION 4. SPECIAL MEETINGS. Special meetings of the stockholders for any purpose or purposes, unless otherwise proscribed by North Carolina statutes or the regulations of the North Carolina Commissioner of Banks, may be called at any time by the chairman of the board, the president, or a majority of the board of directors, and shall be called by the chairman of the board, the president, or the secretary upon the written request of the holders of not less than ten percent (10%) of all the votes entitled to be cast on any issue proposed to be considered at the meeting. Such written request shall be signed and dated, shall state the purpose or purposes of the meeting and shall be delivered to the secretary of the Bank.

          SECTION 5. CONDUCT OF MEETINGS. Annual and special meetings shall be conducted in accordance with rules and procedures adopted by the board of directors. The board of directors shall designate, when present, either the chairman of the board or president to preside at such meetings.

          SECTION 6. NOTICE OF MEETINGS. Written notice signed by the Bank's secretary stating the place, day, and hour of the meeting and the purpose or purposes for which the meeting is called shall be delivered not less than ten nor more than fifty days before the date of the meeting, either personally or by mail, by or at the direction of the chairman of the board, the president, or the secretary, or the directors calling the meeting, to each stockholder of record entitled to vote at such meeting. If mailed, such notice shall be deemed to be delivered when deposited in the U.S. mail, addressed to the stockholder at his address as it appears on the stock transfer books or records of the Bank as of the record date prescribed in Section 8 of this Article II with postage prepaid.

          In the case of an annual or substitute annual meeting, the notice of meeting need not specifically state the business to be transacted thereat unless such a statement expressly is required by the provisions of the North Carolina Business Corporation Act. In the case of a special meeting, the notice of meeting specifically shall state the purpose or purposes for which the meeting is called.

          If any meeting of stockholders is adjourned to a different date, time or place, notice need not be given of the new date, time or place if the new date, time or place is announced at the meeting before adjournment and if a new record date is not fixed for the adjourned meeting. If a new record date for the adjourned meeting is or must be fixed pursuant to North Carolina law, notice of the adjourned meeting must be given as provided in this Section 6 to persons who are stockholders as of the new record date.

          SECTION 7. WAIVER OF NOTICE. Any stockholder may waive notice of any meeting before or after the meeting. The waiver must be in writing, signed by the stockholder, and delivered to the Bank for inclusion in the minutes or filing with the corporate records. A stockholder's attendance, in person or by proxy, at a meeting (a) waives objection to lack of notice or defective notice of the meeting, unless the stockholder or the stockholder's proxy at the beginning of the meeting objects to holding the meeting or transacting business thereat, and (b) waives objection to consideration of a particular matter at the meeting that is not within the purpose or purposes described in the meeting notice, unless the stockholder or his proxy objects to considering the matter before it is voted upon.

          SECTION 8. FIXING OF RECORD DATE. For the purpose of determining stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment, or stockholders entitled to receive payment of any dividend, or in order to make a determination of stockholders for any other purpose, the board of directors shall fix in advance a date as the record date for any such determination of stockholders. Such date in any case shall be not more than sixty days and, in case of a meeting of stockholders, not less than ten days prior to the date on which the particular action requiring such determination of stockholders, is to be taken. When a determination of stockholders entitled to vote at any meeting of stockholders has been made as provided in this Section 8, such determination shall apply to any adjournment thereof, unless the meeting is adjourned to a date more than 120 days after the date fixed for the original meeting.

          SECTION 9. QUORUM. Shares entitled to vote generally as a single voting group or as a separate voting group may take action on a matter at the meeting of stockholders only if a quorum of that voting group is present at the meeting with respect to that matter, except that, in the absence of a quorum at the opening of any meeting of stockholders, such meeting may be adjourned from time to time by a vote of a majority of the votes cast on the motion to adjourn; and at any adjourned meeting any business may be transacted which might have been transacted at the original meeting if a quorum exists with respect to the matter proposed. A majority of the votes entitled to be cast on the matter by the voting group shall constitute a quorum of that voting group for action on that matter.

          Once a share is represented for any purpose at a meeting, it is deemed present for quorum purposes for the remainder of the meeting and for any adjournment of that meeting unless a new record date is or must be set for that adjourned meeting.

          SECTION 10. PROXIES. At all meetings of stockholders, a stockholder may vote by proxy executed in writing by the stockholder or by his duly authorized attorney in fact. Proxies solicited on behalf of the management shall be voted as directed by the stockholder or, in the absence of such direction, as determined by a majority of the board of directors. No proxy may designate as a holder any corporation or partnership, or any person acting on behalf of a corporation or partnership, or any person other than a natural living person, except for the holder of a specified office or a committee composed of natural persons. No proxy shall be valid after eleven months from the date of its execution except for a proxy coupled with an interest.

          SECTION 11. VOTING OF SHARES IN THE NAME OF TWO OR MORE PERSONS.
When ownership stands in the name of two or more persons, in the absence of written directions to the Bank to the contrary, at any meeting of the stockholders of the Bank, any one or more of such stockholders may cast, in person or by proxy, all votes to which such ownership is entitled. In the event an attempt is made to cast conflicting votes, in person or by proxy, by the several persons in whose names shares of stock stand, the vote or votes to which those persons are entitled shall be cast as directed by a majority of those holding such stock and present in person or by proxy at such meeting, and then each person in whose names shares of stock stand shall be entitled to vote the shares in question proportionally.

          SECTION 12. VOTING OF SHARES BY CERTAIN HOLDERS. Shares standing in the name of another corporation may be voted by any officer, agent, or proxy as the bylaws of such corporation may prescribe, or, in the absence of such provision, as the board of directors of such corporation may determine. Shares held by an administrator, executor, guardian, or conservator may be voted by him, either in person or by proxy, without a transfer of such shares into his name upon satisfactory proof to the Bank of his appointment. Shares standing in the name of a trustee may be voted by him, either in person or by proxy, but no trustee shall be entitled to vote shares held by him without a transfer of such shares into his name. Shares standing in the name of a receiver may be voted by such receiver, and shares held by or under the control of a receiver may be voted by such receiver without the transfer thereof into his name if authority to do so is contained in an appropriate order of the court or other public authority by which such receiver was appointed.

          A stockholder whose shares are pledged shall be entitled to vote such shares until the shares have been transferred into the name of the pledgee, and thereafter the pledgee shall be entitled to vote the shares so transferred.

          Neither treasury shares of its own stock held by the Bank, nor shares held by another corporation, if a majority of the shares entitled to vote for the election of directors of such other corporation are held by the Bank, shall be voted at any meeting or counted in determining the total number of outstanding shares at any given time for purposes of any meeting.

          SECTION 13. VOTING. Each stockholder shall be entitled to cast one vote for each share of stock held as of the record date. A majority of the shares voted at a meeting of stockholders shall be sufficient to take or authorize action upon any matter which may properly come before the meeting, unless otherwise provided by applicable law or regulation, the Bank's amended and restated certificate of incorporation or these bylaws, except that directors shall be elected by a plurality of the votes cast by the shares entitled to vote in the election at a meeting at which a quorum is present.

          SECTION 14. INFORMAL ACTION BY STOCKHOLDERS. Any action required to be taken at a meeting of the stockholders, or any other action which may be taken at a meeting of the stockholders, may be taken without a meeting if consent in writing, setting forth the action so taken, shall be given by all of the stockholders entitled to vote with respect to the subject matter thereof and filed with the secretary of the Bank as part of the Bank's records.

          SECTION 15. INSPECTORS OF ELECTION. In advance of any meeting of stockholders, the board of directors may appoint any persons other than nominees for office as inspectors of election to act at such meeting or any adjournment thereof. The number of inspectors shall be either one or three. If the board of directors so appoints either one or three such inspectors that appointment shall not be altered at the meeting. If inspectors of election are not so appointed, the chairman of the board or the president may, and on the request of any stockholder or proxy holder shall, make such appointment at the meeting. In case any persons appointed as inspector fails to appear or fails or refuses to act, the vacancy may be filled by appointment by the board of directors in advance of the meeting or at the meeting by the chairman of the board or the president.

          Unless otherwise prescribed by applicable regulations, the duties of such inspectors shall include: determining the number of shares of stock and the voting power of each share, the shares of stock represented at the meeting, the existence of a quorum, and the authenticity, validity and effect of proxies; receiving votes, ballots or consents; hearing and determining all challenges and questions in any way arising in connection with the right to vote; counting and tabulating all votes or consents; determining the result; and such acts as may be proper to conduct the election or vote with fairness to all stockholders.

          SECTION 16. NOMINATING COMMITTEE. The board of directors shall act as a nominating committee for selecting the management nominees for election as directors. Provided that such committee makes such nominations, no nominations for directors except those made by the nominating committee shall be voted upon at the annual meeting unless other nominations by stockholders are made in writing and delivered to the secretary of the Bank at least five days prior to the date of the annual meeting.

          SECTION 17. NEW BUSINESS. Any new business proposed to be taken up at the annual meeting by any stockholder shall be stated in writing and filed with the secretary of the Bank at least five days before the date of the annual meeting, and all business so stated, proposed, and filed shall be considered at the annual meeting, but no other proposal shall be acted upon at the annual meeting. Any stockholder may make any other proposal at the annual meeting and the same may be discussed and considered, but unless stated in writing and filed with the secretary at least five days before the meeting, such proposal shall be laid over for action at an adjourned, special, or annual meeting of the stockholders taking place thirty days or more there after. This provision shall not prevent the consideration and approval or disapproval at the annual meeting of reports of officers, directors, and committees, but in connection with such reports, no new business shall be acted upon at such annual meeting unless stated and filed as herein provided.


                                  ARTICLE III

                              BOARD OF DIRECTORS

          SECTION 1. GENERAL POWERS. The business and affairs of the Bank shall be under the direction of its board of directors. The board of directors shall annually elect a chairman of the board from among its members and shall designate, when present, either the chairman of the board or the president to preside at its meetings.

          SECTION 2. NUMBER AND TERM. The board of directors shall consist of eight members. The Stockholders of the Bank shall elect directors at each annual meeting. If the election of directors is not held at the annual meeting, an election may be held at a later meeting called for that purpose. A director serves until the next annual meeting of stockholders and until a successor is elected and qualified. The number of directors may be increased or decreased from time to time by the board of directors, except that no decrease shall result in any director being forced to resign or otherwise be removed, and if the stockholders are denied the right to cumulate their votes in the election of directors, the board of directors may not increase or decrease the number of directors by more than thirty percent (30%) during any twelve-month period.

          SECTION 3. QUALIFICATION AND ELECTION OF DIRECTORS. A person who is seventy-five (75) years of age or older and who is not an employee of the Bank shall not be eligible for election, re-election, appointment, or re-appointment to the board of directors of the Bank. A non-employee director shall not serve as such beyond the annual meeting of the Bank immediately following the non-employee director becoming seventy-five (75). Persons may serve as Advisor Directors without regard to age.

          Each person elected or appointed a director of the Bank shall take the oath of such office prescribed by the laws of the State of North Carolina and shall own in good faith and in his or her name the amount of stock of the Bank or its holding company as prescribed by the laws of the State of North Carolina. No person elected or appointed a director of the Bank shall exercise the functions of such office until such person has taken the prescribed oath and owns the prescribed shares of stock.

          Three-fourths of the directors of the Bank shall be residents of the State of North Carolina.

          SECTION 4. REGULAR MEETINGS. A regular meeting of the board of directors shall be held immediately after, and at the same place as, the annual meeting of stockholders. The board of directors may provide, by resolution, the time and place for the holding of additional regular meetings without other notice than such resolution.

          SECTION 5. SPECIAL MEETINGS. Special meetings of the board of directors may be called by or at the request of the chairman of the board, the president or at least two of the directors. The persons authorized to call special meetings of the board of directors may fix any place, within the Bank's regular lending area, as the place for holding any special meeting of the board of directors called by such persons.

          Members of the board of directors may participate in meetings by means of conference telephone or similar communications equipment by which all persons participating in the meeting can simultaneously hear each other.

          SECTION 6. NOTICE OF MEETINGS. Regular meetings of the board of directors may be held without notice. The person or persons calling a special meeting of the board of directors shall, at least five days before the meeting, give notice thereof by any usual means of communication. Such notice need not specify the purpose for which the meeting is called.

          SECTION 7. WAIVER OF NOTICE. Any director may waive notice of any meeting. The waiver must be in writing, signed by the director entitled to the notice and filed with the minutes or corporate records of the Bank. Attendance by a director at a meeting shall constitute a waiver of notice of such meeting, unless the director at the beginning of the meeting (or promptly upon his arrival) objects to holding the meeting or transacting business at the meeting and does not thereafter vote for or assent to action taken at the meeting.

          SECTION 8.  QUORUM.  A majority of the number of directors fixed by
Section 2 of this Article III shall constitute a quorum for the transaction of business at any meeting of the board of directors, but if less than such majority is present at a meeting, a majority of the directors present may adjourn the meeting from time to time. Notice of any adjourned meeting shall be given in the same manner as prescribed by Section 6 of this Article III.

          SECTION 9. MANNER OF ACTING. The act of the majority of the directors present at a meeting at which a quorum is present shall be the act of the board of directors, unless a greater number is prescribed by applicable regulation or by these bylaws.

          SECTION 10. ACTION WITHOUT A MEETING. Any action required or permitted to be taken by the board of directors at a meeting may be taken without a meeting if a consent in writing, setting forth the action so taken, shall be signed by all of the directors.

          SECTION 11. RESIGNATION. Any director may resign at any time by sending a written communication of such resignation to the principal office of the Bank addressed to the board of directors, its chairman or the Bank. A resignation is effective when it is communicated unless it specifies in writing a later effective date or subsequent event upon which it will become effective.

          SECTION 12. VACANCIES. Any vacancy occurring on the board of directors may be filled by the affirmative vote of a majority of the remaining directors although less than a quorum of the board of directors. A director elected to fill a vacancy shall be elected for the unexpired term of his predecessor in office. Any directorship to be filled by reason of an increase in the number of directors may be filled by election by the board of directors for a term of office continuing only until the next election of directors by the stockholders.

          SECTION 13. PRESUMPTION OF ASSENT. A director of the Bank who is present at a meeting of the board of directors at which action on any Bank matter is taken shall be presumed to have assented to the action taken unless his dissent or abstention shall be entered in the minutes of the meeting or unless he shall file his written dissent to such action with the person acting as the secretary of the meeting before the adjournment thereof or shall forward such dissent by registered mail to the secretary of the Bank within five days after the date he receives a copy of the minutes of the meeting. Such right to dissent shall not apply to a director who voted in favor of such action.

          SECTION 14. REMOVAL OF DIRECTORS. At a meeting of stockholders called expressly for that purpose, any director may be removed only for cause by a vote of the holders of a majority of the shares then entitled to vote at an election of directors. For the purposes of this Section 14, "cause" shall mean
(a) an adjudication by a court of competent jurisdiction that the director to be removed is liable for negligence or misconduct in the performance of his duty to the Bank, (b) a felony conviction by a court of competent jurisdiction, or (c) the director's actions or failure to act are deemed to be in derogation of the director's duties. Notwithstanding the foregoing, whenever the holders of any one or more series of preferred stock of the Bank shall have the right, voting separately as a class, to elect one or more directors of the Bank, the preceding provisions of this section shall not apply with respect to the director or directors elected by such holders of preferred stock.

          SECTION 15. COMPENSATION. The Bank may compensate directors for their services as such and may provide for the payment of any or all expenses incurred by directors in attending regular and special meetings of the board.

          SECTION 16. COMMITTEES OF THE BOARD. The board of directors, by resolution adopted by a majority of the number of directors fixed by these bylaws, may designate three or more directors to constitute an executive committee and other committees, each of which, to the extent authorized by law and provided in such resolution, shall have and may exercise all of the authority of the board of directors in the management of the Bank. The designation of any committee and the delegation thereto of authority shall not operate to relieve the board of directors, or any member thereof, or any responsibility or liability imposed upon it or him by law.

          SECTION 17. POWER TO BORROW. The board of directors is authorized to borrow money for the Bank, and the board of directors may, by resolution adopted by a vote of at least two-thirds of the entire board duly recorded in the minutes, authorize the officers of the Bank to borrow money for the Bank on such terms and conditions as it may deem proper.

                                  ARTICLE IV

                                   OFFICERS

          SECTION 1. OFFICERS OF THE BANK. The officers of the Bank shall consist of a president, secretary, treasurer, and such vice presidents, assistant secretaries, assistant treasurers, and other officers as the board of directors may deem necessary. Any two or more offices may be held by the same person, but in no event may any officer act in more than one capacity where action of two or more officers is required.

          The board of directors shall assign an officer of the Bank the duties of managing officer who shall carry out the policies set by the board of directors. The board of directors shall prescribe the duties of the managing officer. The officers shall have such authority and perform such duties as the board of directors may from time to time authorize or determine. In the absence of action by the board of directors, the officers shall have such powers and duties as generally pertain to their respective offices.

          SECTION 2. SELECTION AND TERM. The officers of the Bank shall be selected by the board of directors. Each officer shall hold office until his death, resignation, retirement, removal, disqualification or his successor is selected and qualified.

          SECTION 3. COMPENSATION OF OFFICERS. The compensation of all officers of the Bank shall be fixed by the board of directors and no officer shall serve the Bank in any other capacity and receive compensation therefor, unless such additional compensation is authorized by the board of directors.

          SECTION 4. REMOVAL. Any officer or agent of the Bank may be removed by the board whenever in its judgment the best interests of the Bank will be served thereby; but such removal shall be without prejudice to the contract rights, if any, of the person so removed.

          SECTION 5. BOND. Subject to applicable law and regulations, the board of directors shall require each officer, agent, or employee of the Bank to give bond to the Bank, with sufficient sureties, conditioned on the faithful performance of the duties of his respective office or position, and to comply with such other conditions as may be required by the board of directors.

                                   ARTICLE V

                     CONTRACTS, LOANS, CHECKS AND DEPOSITS

          SECTION 1. CONTRACTS. The board of directors may authorize any officer or officers, agent or agents, to enter into any contracts or execute and deliver any instrument on behalf of the Bank, and such authority may be general or confined to specific instances.

          SECTION 2. LOANS. No loans shall be contracted on behalf of the Bank and no evidences of indebtedness shall be issued in its name unless authorized by a resolution of the board of directors. Such authority may be general or confined to specific instances.

          SECTION 3. CHECKS AND DRAFTS. All checks, drafts or other orders for payment of money issued in the name of the Bank shall be signed by such officer or officers, agent or agents of the Bank and in such manner as shall be determined by resolution of the board of directors.

          SECTION 4. DEPOSITS. All funds of the Bank not otherwise employed shall be deposited to the credit of the Bank in such depositories as the board of directors shall direct.


                                  ARTICLE VI

                  CERTIFICATES FOR SHARES AND THEIR TRANSFER

          SECTION 1. CERTIFICATES FOR SHARES. Certificates representing shares of capital stock of the Bank shall be in such form as shall be determined by the board of directors and in accordance with the laws of North Carolina. Such certificates shall be signed by the chief executive officer or by any other officer of the Bank authorized by the board of directors, attested by the secretary or an assistant secretary, and sealed with the corporate seal or a facsimile thereof. The signatures of such officers upon a certificate may be facsimiles if the certificate is manually signed on behalf of a transfer agent or a registrar, other than the Bank itself or one of its employees. Each certificate for shares of capital stock shall be consecutively numbered or otherwise identified. The name and address of the person to whom the certificate is issued, with the number of shares and date of issue, shall be entered on the stock transfer books of the Bank. All certificates surrendered to the Bank for transfer shall be canceled and no new certificate shall be issued until the former certificate for a like number of shares shall have been surrendered and canceled, except that in the case of a lost or destroyed certificate, a new certificate may be issued therefor upon such terms and indemnity to the Bank as the board of directors may prescribe.

          SECTION 2. TRANSFER OF SHARES. Transfer of shares of capital stock of the Bank shall be made only on its stock transfer books. Authority for such transfer shall be given only by the holder of record thereof or by his legal representative, who shall furnish proper evidence of such authority, or by his attorney thereunto authorized by power of attorney duly executed and filed with the Bank. Such transfer shall be made only on surrender for cancellation of the certificate for such shares. The person in whose name shares of capital stock stand on the books of the Bank shall be deemed by the Bank to be the owner thereof for all purposes.


                                  ARTICLE VII

                                INDEMNIFICATION

          In addition to and apart from the indemnification required or permitted by law, and except as otherwise provided in these bylaws, the Bank shall provide indemnification as follows:

          SECTION 1. INDEMNITY. Any person who at any time serves or has served as a director, officer, employee or agent of the Bank and any such person who serves or has served at the request of the Bank as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, or as a trustee or administrator under an employee benefit plan, shall have a right to be indemnified by the Bank to the full extent allowed by applicable law against liability and litigation expense arising out of such status or activities in such capacity. "Liability and litigation expense" shall include costs and expenses of litigation (including reasonable attorneys' fees), judgments, fines and amounts paid in settlement which are actually and reasonably incurred in connection with or as a consequence of any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, including appeals. In no circumstances, however, shall the Bank indemnify any such person against any liability or litigation expense incurred on account of activities which were at the time taken known or believed by such person to be clearly in conflict with the best interests of the Bank.

          SECTION 2. DETERMINATION OF RIGHT TO INDEMNITY. Promptly after the final disposition or termination of any matter which involves liability or litigation expense as described in Section 1 of this Article or at such earlier time as it sees fit, the Bank shall determine whether any person described in
Section 1 of this Article is entitled to indemnification thereunder. Such determination shall be limited to the following issues: (i) whether the persons to be indemnified are persons described in Section 1 of this Article, (ii) whether the liability or litigation expense incurred arose out of the status or activities of such persons as described in Section 1 of this Article, (iii) whether the liability was actually incurred and/or litigation expense was actually and reasonably incurred, and (iv) whether the indemnification requested is permitted by applicable law. Such determination shall be made by a majority vote of directors who were not parties to the action, suit or proceeding (or, in connection with "threatened" actions, suits or proceedings, who were not "threatened parties"). If at least two such disinterested directors are not obtainable, or, even if obtainable, if at least half of the number of disinterested directors so direct, such determination shall be made by independent legal counsel in written opinion.

          SECTION 3. ADVANCEMENT OF EXPENSES. (a) Litigation expense incurred by a person described in Section 1 of this Article in connection with a matter described in Section 1 of this Article may be paid by the Bank in advance of the final disposition or termination of such matter, if the Bank receives an undertaking, dated in writing and signed by the person to be indemnified, to repay all such sums unless such person is ultimately determined as provided in
Section 2 of this Article to be entitled to be indemnified by the Bank.
Requests for payments in advance of final disposition or termination shall be submitted in writing to the Bank unless this requirement is waived by the Bank. Before the first such payment is made, the Bank shall have received the written undertaking referred to herein and notice of the request for advance payment shall have been given to the members of the board of directors.

          (b) Notwithstanding the foregoing subsection (a), no advance payment shall be made as to any payment or portion of a payment for which the determination is made that the person requesting payment will not be entitled to indemnification. Such determination may be made only by a majority vote of disinterested directors or by independent legal counsel as next provided. If there are not at least two disinterested directors, then notice of all requests for advance payment shall be delivered for review to independent legal counsel for the Bank. Such counsel shall have the authority to disapprove any advance payment or portion of a payment for which it plainly and unavoidably appears that the person requesting payment will not be entitled to indemnification.

          SECTION 4. SETTLEMENTS. The Bank shall not be obligated to indemnify persons described in Section 1 of this Article for any amounts paid in settlement unless the Bank consents in writing to the settlement. The Bank shall not unreasonably withhold its consent to proposed settlements. The Bank's consent to a proposed settlement shall not constitute an agreement by the Bank that any person is entitled to indemnification hereunder; the Bank shall waive the requirement of this Section 4 for its written consent as fairness and equity may require.

          SECTION 5. APPLICATION FOR INDEMNITY OR ADVANCES. (a) A person described in Section 1 of this Article may apply to the Bank in writing for indemnification or advance expenses. Such application shall be addressed to the secretary, or, in the absence of the secretary, to any officer of the Bank. The Bank shall respond in writing to such applications as follows: to a request for indemnity under Section 2 of this Article, within ninety days after receipt of the application; to a request for advance expenses under Section 3 of this Article, within fifteen days after receipt of the application.

          If any action is necessary or appropriate to authorize the Bank to pay the indemnification required by these bylaws, the board of directors shall take such action, including (i) making a good faith evaluation of the indemnification request, (ii) giving notice to, and obtaining approval by the stockholders of the Bank, and (iii) taking any other action.

          (b) The right to indemnification or advance expenses provided herein shall be enforceable in any court of competent jurisdiction. A legal action may be commenced if a claim for indemnity or advance expenses is denied in whole or in part, or upon the expiration of the time periods provided in the preceding subsection (a). In any such action, the claimant shall be entitled to prevail upon establishing that he or she is entitled to indemnification or advance expenses but the Bank shall have the burden of establishing, as a defense, that the liability or expense was incurred on account of activities which were at the time taken known or believed by the claimant to be clearly in conflict with the best interests of the Bank. In any such action, if the claimant establishes the right to indemnification, he or she shall also have the right to be indemnified against the litigation expense (including, without limitation, reasonable attorneys' fee) of such action.

          SECTION 6. INSURANCE. As provided by N.C. Gen. Stat. (S)55-8-57, the Bank shall have the power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Bank, or who, while a director, officer, employee or agent of the Bank, is or was serving at the request of the Bank as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, or as a trustee or administrator under an employee benefit plan, against any liability asserted against him and incurred by him in any such capacity or arising out of his status as such, whether or not the Bank has the power to indemnify him against such liability.

          SECTION 7. INCIDENTS OF RIGHT OF INDEMNIFICATION. The right to indemnification provided herein shall not be deemed exclusive of any other rights to which any persons seeking indemnity may be entitled apart from the provisions of this bylaw, except there shall be no right to indemnification as to any liability or litigation expense for which such person is entitled to receive payment under any insurance policy other than a directors' and officers' liability insurance policy maintained by the Bank. Such right shall inures to the benefit of the heirs and legal representatives of any persons entitled to such right. Any person who at any time after the adoption of this bylaw serves or has served in any status or capacity described in Section 1 of this Article, shall be deemed to be doing or to have done so in reliance upon, and as consideration for, the right of indemnification provided herein. Any repeal or modification hereof shall not affect any rights or obligations then existing. The right provided herein shall not apply as to persons serving institutions which are hereafter merged into or combined with the Bank, except after the effective date of such merger or combination and only as to status and activities after such date.

          SECTION 8. SAVINGS CLAUSE. If this Article VII or any portion hereof shall be invalidated on any ground by any court or agency of competent jurisdiction, then the Bank shall nevertheless indemnify each person described in Section 1 of this Article to the full extent permitted by the portion of this
Article VII that is not invalidated and also to the full extent (not exceeding the benefits described herein) permitted or required by other applicable law.


                                 ARTICLE VIII

                           FISCAL YEAR; ANNUAL AUDIT

          This fiscal year of the Bank shall be fixed by the board of directors.

                                  ARTICLE IX

                                   DIVIDENDS

          Subject to the terms of the Bank's amended and restated certificate of incorporation and applicable law and regulations, the board of directors may, from time to time, declare, and the Bank may pay, dividends on its outstanding shares of capital stock.


                                   ARTICLE X

                                CORPORATE SEAL

          The corporate seal of the Bank shall be in such form as the board of directors shall prescribe by resolution.



                                  ARTICLE XI

                                  AMENDMENTS

          These bylaws may be amended at any time by a majority vote of the full board of directors, or by a majority vote of the votes cast by the stockholders of the Bank at any legal meeting, unless otherwise provided by law or regulation.



Adopted this ___ day of _____________, 1999.



_______________________________________
A. Christine Baker
Corporate Secretary

                                REVOCABLE PROXY

               (SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF
                                1ST STATE BANK

                       FOR A SPECIAL MEETING OF MEMBERS
                      TO BE HELD ON _____________, 1999)


          The undersigned member of 1st State Bank (the "Bank") hereby appoints ______________, _______________, and _____________________, or any one of them, with full powers of substitution, as attorneys-in-fact and agents for and in the name of the undersigned, to vote such votes as the undersigned may be entitled to cast at the Special Meeting of Members (the "Meeting") of 1st State Bank to be held at the main office of the Bank located at 445 S. Main Street, Burlington, North Carolina, on ___________, ______ __, 1999, at __:00 _.m.,
Eastern Time, and at any adjournments thereof. They are authorized to cast all votes to which the undersigned is entitled, as follows:


                                                      FOR        AGAINST
                                                      ---        -------

  Adoption of the Plan of Conversion, dated
  August 11, 1998, providing for the conversion of the Bank from a North Carolina-chartered mutual savings bank to a North Carolina-chartered stock savings bank (the "Converted
  Bank") as a wholly owned subsidiary of 1st
  State Bancorp, Inc., the subsequent conversion of the Converted Bank to a North Carolina commercial bank, and the related transactions provided for in such plan, including the adoption of an Amended and Restated Certificate of Incorporation and Bylaws for the Converted
  Bank and the adoption of an Amended and Restated
  Certificate of Incorporation and Bylaws for 1st
  State Bank.

                                                      [_]        [_]

         In their discretion, on any other matters that may lawfully come before the meeting.


NOTE: The Board of Directors is not aware of any other matter that may come before the Meeting.

                   THIS PROXY WILL BE VOTED FOR THE PLAN IF
                           NO CHOICE IS MADE HEREON



     Should the undersigned be present and elect to vote at said Meeting or at any adjournment thereof and, after notification to the Secretary of 1st State Bank at said Meeting of the member's decision to terminate this Proxy, then the power of said attorneys-in-fact or agents shall be deemed terminated and of no further force and effect. The undersigned hereby revokes any and all proxies heretofore given.

     The undersigned acknowledges receipt of a Notice of Special Meeting of the Members of 1st State Bank to be held on _________, 1999, a Proxy Statement dated _____________, 1999 and a Prospectus dated _______________, 1999 prior to the execution of this Proxy.


                                        ______________________
                                                 Date



                                        ______________________
                                              Signature



                               Note:  Only one signature is required in the
                                      case of a joint account.